Exhibit 3.1
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HIGHLY CONFIDENTIAL & TRADE SECRET
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CARLYLE PRIVATE EQUITY PARTNERS FUND, L.P.
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
DATED AS OF OCTOBER 1, 2025
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THE LIMITED PARTNERSHIP INTERESTS (THE “UNITS”) OF CARLYLE PRIVATE EQUITY
PARTNERS FUND, L.P. (THE “FUND”) HAVE NOT BEEN REGISTERED UNDER THE UNITED
STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), THE SECURITIES LAWS
OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE SECURITIES LAWS,
OTHER THAN UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED (THE
“1934 ACT”), IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS
OF THE 1933 ACT AND SUCH LAWS. SUCH UNITS MUST BE ACQUIRED FOR INVESTMENT
ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD,
ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE 1933
ACT, ANY APPLICABLE U.S. STATE SECURITIES LAWS, AND ANY OTHER APPLICABLE
SECURITIES LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS PARTNERSHIP
AGREEMENT. THE UNITS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN
COMPLIANCE WITH SUCH LAWS AND THIS PARTNERSHIP AGREEMENT. THEREFORE,
PURCHASERS OF SUCH UNITS WILL BE REQUIRED TO BEAR THE RISK OF THEIR
INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
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TABLE OF CONTENTS

		Page

ARTICLE I Definitions .......................................................................................................................		1

ARTICLE II General Provisions .........................................................................................................		13

2.1.	Formation .................................................................................................................	14
2.2.	Name ........................................................................................................................	14
2.3.	Organizational Certificates and Other Filings; Limitations on Conduct of Business ...................................................................................................................	14
2.4.	Classes of Units ........................................................................................................	14
2.5.	Purpose .....................................................................................................................	14
2.6.	Principal Place of Business; Other Places of Business ............................................	15
2.7.	Registered Office and Registered Agent ..................................................................	15
2.8.	Fiscal Year ...............................................................................................................	15
2.9.	Parallel Funds ...........................................................................................................	15
2.10.	Feeder Funds and Intermediate Entities ...................................................................	16
2.11.	Withdrawal of Initial Shareholder ............................................................................	17

ARTICLE III Subscriptions and Distributions ....................................................................................		17

3.1.	Subscriptions ............................................................................................................	17
3.2.	Distributions -- General Principles ..........................................................................	18
3.3.	Incentive Allocation .................................................................................................	18
3.4.	Reinvestment ............................................................................................................	20

ARTICLE IV The General Partner .....................................................................................................		20

4.1.	Powers of the General Partner .................................................................................	20
4.2.	Limitation on Liability .............................................................................................	25
4.3.	Indemnification ........................................................................................................	26
4.4.	General Partner as Shareholder ................................................................................	29
4.5.	Other Activities ........................................................................................................	29
4.6.	Valuation ..................................................................................................................	31

ARTICLE V The Shareholders ...........................................................................................................		31

5.1.	Management .............................................................................................................	31
5.2.	Liabilities of the Shareholders .................................................................................	32
5.3.	Independent Directors; Board of Directors ..............................................................	32

ARTICLE VI Expenses and Fees ........................................................................................................		33

6.1.	General Partner Expenses ........................................................................................	33
6.2.	Management Fee ......................................................................................................	33
6.3.	Fund Expenses .........................................................................................................	33
6.4.	Certain Expenses ......................................................................................................	37

ARTICLE VII Books and Records and Reports to Shareholders .......................................................		38

7.1.	Books and Records ..................................................................................................	38
7.2.	Income Tax Information ..........................................................................................	38
7.3.	Reports to Shareholders ...........................................................................................	39
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ANNEX A: Form of Advisory Agreement
ANNEX B: Redemption Program
AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
CARLYLE PRIVATE EQUITY PARTNERS FUND, L.P.
THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this
“Agreement”) of Carlyle Private Equity Partners Fund, L.P., a Delaware limited partnership (the “Fund”), is made as of this 1st day of October, 2025 by and among CPEP GP, LLC, a Delaware limited liability company, as general partner, Carlyle SLP Ltd., as initial limited partner (the “Initial Shareholder”) and the parties listed in the books and records as limited partners of the Fund, as limited partners.
W I T N E S S E T H :
WHEREAS, CPEP General Partner, L.P. (the “Original General Partner”) and the Initial
Shareholder have entered into a limited partnership agreement dated as of February 11, 2025 (the “Initial
Agreement”) and, upon filing of the Certificate of Limited Partnership, formed a limited partnership under the laws of the State of Delaware under the name Carlyle Private Equity Partners Fund, L.P.;
WHEREAS,  the Original General Partner assigned, transferred and conveyed all of its general partner interests in the Fund to the General Partner pursuant to an assignment, assumption and transfer agreement dated as of September 2, 2025; and
WHEREAS, the parties hereto desire to enter into this Amended and Restated Limited
Partnership Agreement of the Fund to permit the withdrawal of the Initial Shareholder, the admission of additional limited partners of the Fund and to further make the modifications hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree to amend and restate the Initial
Agreement of the Fund in its entirety to read as follows:
ARTICLE I
Definitions
As used herein, the following terms shall have the following meanings:
1933 Act: The United States Securities Act of 1933, as amended, as the same may be further amended from time to time.
1934 Act: The United States Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time.
1940 Act: The United States Investment Company Act of 1940, as amended, as the same may be further amended from time to time.

Act: The Delaware Revised Uniform Limited Partnership Act, 6 Del. Code Section
17-101 et seq., as the same may be further amended from time to time.
Advisers Act: The United States Investment Advisers Act of 1940, as amended, as the same may be further amended from time to time.
Advisory Agreement: The Investment Advisory Agreement, dated as of the date hereof, between the Fund and the Investment Advisor, in the form attached hereto as Annex A, as the same may be amended and/or restated from time to time.
Affiliate: With respect to any Person, any Person directly or indirectly Controlling,
Controlled by or under common Control with such Person. For the avoidance of doubt, no
Portfolio Company or portfolio company of any Other Carlyle Account shall be deemed to be an
Affiliate of Carlyle; provided that each such company that is Controlled by Carlyle shall be treated as an Affiliate of Carlyle for purposes of Section 4.4.
Agreed Value: The fair market value of a Partner’s non-cash Subscriptions as agreed to by such Partner and the General Partner.
Agreement: This Amended and Restated Limited Partnership Agreement, as the same may be amended, modified or supplemented from time to time.
Anchor Unit: A Class A-A Unit, Class A-D Unit, Class A-I Unit or Class A-S Unit.
Approved Warehoused Investment: As defined in the Warehousing Agreement.
Assignee: As defined in Section 8.2(a).
Assumed Income Tax Rate: The highest effective marginal combined rate of U.S. federal, state and local income taxes (including taxes under Section 1411 of the Code) for a Fiscal Year prescribed for an individual resident in Washington, District of Columbia (taking into account, (a)
the limitations on deductions of expenses and other items, (b) the character (e.g., long-term or short-term capital gain or ordinary or exempt) of the applicable income and (c) qualified dividend income, if any).
Audit Committee: As defined in Section 5.3(d).
Board: As defined in Section 5.3(a).
Broken Deal Expenses: As defined in Section 6.3(a)(vi).
Broker Dealer Fees: Any capital markets advisory, offering, placement, financing, syndication, capital structure advisory, turnaround, workout, underwriting, solicitation, investment banking, currency, hedging, structuring, loan agent, loan servicing, insurance, rating advisory or other fees received by a Carlyle Broker Dealer in connection with the provision of
Broker Dealer Services.

Broker Dealer Services: Any services provided by a Carlyle Broker Dealer in connection with the activities of the Fund and the Portfolio Companies, including, but not limited to, with respect to an initial public offering or private placement, the arranging or provision of credit facilities (including any related extensions or refinancing) for the Fund, the placing of co-
investments, the distribution of debt or equity securities of a Portfolio Company or otherwise arranging or providing financing for a Portfolio Company alone or with other lenders, which could include Other Carlyle Accounts.
Business Day: A day which is not a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in Washington, District of Columbia.
Capital Account: As defined in Section 10.1(a).
Carlyle: Carlyle Investment Management L.L.C., a Delaware limited liability company, together with The Carlyle Group Inc. and its subsidiaries and Affiliates. The term “Carlyle” shall not be deemed to include any Portfolio Company or any other portfolio company of any Other
Carlyle Account.
Carlyle Broker Dealer: As defined in the Advisory Agreement.
Carlyle Co-Investors: Carlyle-related funds, accounts or vehicles and Carlyle directors, officers, employees, operating executives, partners, members, managers, similar consultants, advisors, senior advisors and Affiliates.
Carlyle Operating Executives: Carlyle operating executives, managers, senior advisors or similar consultants.
Carlyle Unit: A Class C or Class CG Unit.
Carrying Value: With respect to any Fund asset, the asset’s adjusted basis for United
States federal income tax purposes, except that the Carrying Values of all Fund assets shall be adjusted to equal their respective Fair Market Values (as determined by the General Partner), in accordance with the rules set forth in United States Treasury Regulations Section
1.704-1(b)(2)(iv)(f), except as otherwise provided herein, immediately prior to: (a) the date of the acquisition of any additional Units by any new or existing Shareholder in exchange for more than a de minimis Subscription, (b) the date of the distribution of more than a de minimis amount of
Fund property (other than a pro rata distribution) to a Shareholder or (c) any other date specified by United States Treasury Regulations; provided that adjustments pursuant to clauses (a), (b) and
(c) above shall be made only if the General Partner determines in its sole discretion that such adjustments are necessary or appropriate to reflect the relative economic interests of the
Shareholders. The Carrying Value of any Fund asset distributed to any Shareholder shall be adjusted immediately prior to such distribution to equal its Fair Market Value. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Profits and
Losses” rather than the amount of depreciation determined for United States federal income tax purposes.

Cause: Cause as determined by the General Partner in its sole discretion, which may include but is not limited to, conduct or circumstances that would be detrimental to the operations or reputation of the Fund, the General Partner or Carlyle or may impair the Independent
Directors’ ability to perform their duties in a satisfactory manner.
Certificate of Limited Partnership: The Certificate of Limited Partnership of the Fund,
dated as of February 11, 2025 which was executed by the Original General Partner and filed in the office of the Secretary of State of the State of Delaware on February 11, 2025 and all
subsequent amendments thereto and restatements thereof.
Class: Each class of Units offered by the Fund (and where context requires, the Feeder
Fund).
Class A Unit: A Unit entitling the holder thereof to the rights of a holder of a Class A
Unit as provided in this Agreement.
Class A-A Unit: A Unit entitling the holder thereof to the rights of a holder of a Class A-
A Unit as provided in this Agreement.
Class A-D Unit: A Unit entitling the holder thereof to the rights of a holder of a Class A-
D Unit as provided in this Agreement.
Class A-I Unit: A Unit entitling the holder thereof to the rights of a holder of a Class A-I
Unit as provided in this Agreement.
Class A-S Unit: A Unit entitling the holder thereof to the rights of a holder of a Class A-S
Unit as provided in this Agreement.
Class C Unit: A Unit available for Other Carlyle Accounts that invest in the Fund as part of custom mandates and to Carlyle and certain of its Affiliates and employees, officers and directors and other persons as determined by the General Partner in its sole discretion, including, for avoidance of doubt, Units acquired by the General Partner pursuant to Section 8.2(d).
Class CG Unit: A Unit available to certain Affiliates of Carlyle and its employees, officers and directors and other persons as determined by the General Partner in its sole discretion, including, for avoidance of doubt, Units acquired by the General Partner pursuant to
Section 8.2(d).
Class D Unit: A Unit entitling the holder thereof to the rights of a holder of a Class D
Unit as provided in this Agreement.
Class E-A Unit: A Unit entitling the holder thereof to the rights of a holder of a Class E-
A Unit as provided in this Agreement.
Class E-D Unit: A Unit entitling the holder thereof to the rights of a holder of a Class E-
D Unit as provided in this Agreement.

Class E-I Unit: A Unit entitling the holder thereof to the rights of a holder of a Class E-I
Unit as provided in this Agreement.
Class E-S Unit: A Unit entitling the holder thereof to the rights of a holder of a Class E-S
Unit as provided in this Agreement.
Class I Unit: A Unit entitling the holder thereof to the rights of a holder of a Class I Unit as provided in this Agreement.
Class S Unit: A Unit entitling the holder thereof to the rights of a holder of a Class S Unit as provided in this Agreement.
Code: The United States Internal Revenue Code of 1986, as the same may be amended from time to time.
Comparable Funds: As defined in Section 4.5(a).
Control: The possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract or otherwise. The terms “Controlling” and “Controlled” shall be interpreted accordingly.
Corporation: As defined in Section 2.10(d).
CPEP Lux: Carlyle Private Equity Partners – EU, a sub-fund of Carlyle Private Markets
S.A. SICAV – UCI Part II, and a Luxembourg alternative investment fund, together with its master fund, feeder funds, parallel funds and other related entities.
Dealer Manager: TCG Capital Markets L.L.C.
Designated Individual: The individual appointed as the designated individual for purposes of United States Treasury Regulations Section 301.6223-1(b)(3)(ii).
Director: As defined in Section 5.3(a).
Early Investor Unit: A Class E-A Unit, Class E-D Unit, Class E-I Unit or Class E-S Unit.
Early Redemption Deduction: A deduction applied to any redemption request with respect to Investor Units and Class CG Units that have been outstanding for less than two (2)
years equal to 5% of the Net Asset Value of such Units being redeemed (calculated as of the
Redemption Date).
ERISA: The United States Employee Retirement Income Security Act of 1974, as
amended, as the same may be amended from time to time.
ESG: Environmental, Social and Governance.
Excess Profits: As defined in Section 3.3.

Fair Market Value: The value of the Investments, determined in accordance with the valuation policies of the Fund, as updated from time to time.
FATCA: (a) Sections 1471 to 1474 of the Code and any associated legislation, regulations or guidance, commonly referred to as the U.S. Foreign Account Tax Compliance Act, the Common Reporting Standard issued by the Organization for Economic Cooperation and
Development (OECD), or similar legislation, regulations or guidance enacted in any other jurisdiction which seeks to implement equivalent tax reporting and/or withholding tax regimes and (b) any intergovernmental agreement, treaty or any other arrangement entered into to facilitate, implement, comply with or supplement the legislation, regulations or guidance described in clause (a) of this definition.
Feeder Fund: A Shareholder that is formed by the General Partner or its Affiliates to serve as a vehicle which will directly or indirectly (including through one or more Corporations)
invest all or substantially all of its investable assets in the Fund.
Fiscal Quarter: The calendar quarter or, in the case of the first fiscal quarter and in the event of the last fiscal quarter, the fraction thereof, commencing on the Initial Closing Date or ending on the date on which the winding up of the Fund is completed, as the case may be.
Fiscal Year: As defined in Section 2.8.
Fund: Carlyle Private Equity Partners Fund, L.P., a Delaware limited partnership.
Fund Counsel: As defined in Section 11.13.
Fund Expenses: As defined in Section 6.3(a).
GAAP: Generally accepted accounting principles in the United States.
General Partner: CPEP GP, LLC, a Delaware limited liability company and an Affiliate of Carlyle, and any general partner substituted therefor and admitted as a general partner of the
Fund in accordance with this Agreement, each in its capacity as a general partner of the Fund.
General Partner Expenses: As defined in Section 6.1.
Global Portfolio Solutions Costs: All charges, expenses, costs and fees (including, without limitation, allocable compensation and other overhead (including rent and utilities) of the
Investment Advisor, its Affiliates or other Persons) attributable or allocable to the provision of services and support by Carlyle’s Global Portfolio Solutions team (or any successor team or organization) to the Fund, any Parallel Fund and/or Portfolio Companies, including, without limitation, in-house business development services (including services related to strategy and planning, customer acquisition and market expansion), leveraged purchasing, IT system support
(including, without limitation, subscription fees for IT systems’ experts providing advice for operational improvements at Portfolio Companies and related research reports, IT and technology diligence advisory services and cybersecurity and risk assessment), consulting services (including services related to digital initiatives, procurement, and organizational and management performance), talent acquisition support, sustainability services and legislative and regulatory support (including research, diligence and advocacy).
GP Event of Withdrawal: The complete withdrawal or assignment of all of the General
Partner’s interest as the general partner of the Fund (other than in connection with a permitted assignment and substitution under Section 8.1), or the bankruptcy or dissolution and commencement of winding up of the General Partner. For purposes hereof, bankruptcy of the
General Partner shall be deemed to have occurred when (a) it commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) it is adjudged bankrupt or insolvent, or has entered against it a final and non-appealable order for relief under any bankruptcy, insolvency or similar law of competent jurisdiction now or hereafter in effect, (c) it executes and delivers a general assignment for the benefit of its creditors, (d) it files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any involuntary proceeding of the nature described in clause (a) above, (e) it seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for it or for all or substantially all of its properties, or (f)(l) any involuntary proceeding of the nature described in clause (a) above has not been dismissed one hundred and twenty (120) days after a commencement thereof, (2) the appointment without its consent or acquiescence of a trustee, receiver or liquidator appointed pursuant to clause (e) above has not been vacated or stayed within ninety (90) days of such appointment, or (3) such appointment is not vacated within ninety (90) days after the expiration of any such stay.
Hurdle Amount: For any period during a Reference Period, a Hurdle Amount means that amount that results in a 5% annualized internal rate of return on the Net Asset Value of the
Investor Units of the Fund outstanding at the beginning of the then-current Reference Period and all Investor Units issued since the beginning of the then-current Reference Period, calculated in accordance with recognized industry practices and taking into account: (i) the timing and amount of all distributions accrued or paid (without duplication) on all such Investor Units minus all Fund
Expenses; and (ii) all issuances of Investor Units over the period. The ending Net Asset Value of the Investor Units of the Fund used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the Incentive Allocation and any applicable
Servicing Fee expenses and without taking into account (x) any accrued and unpaid taxes of any
Intermediate Entity (or the receipts of such Intermediate Entity) through which the Fund indirectly invests in an Investment (or any comparable entities of any Other Carlyle Account in which the Fund directly or indirectly participates) or taxes paid by any such Intermediate Entity since the end of the prior Reference Period and (y) certain deferred tax liabilities of subsidiaries through which the Fund directly invests. For the avoidance of doubt, the calculation of the Hurdle
Amount for any period will exclude any Investor Units redeemed during such period, which
Investor Units will be subject to the Incentive Allocation upon such redemption as described in
Section 3.3.
Incentive Allocation: As defined in Section 3.3(a).
Indemnified Party: As defined in Section 4.2(a).
Independent Director: As defined in Section 5.3(a).

Initial Agreement: As defined in the recitals hereto.
Initial Closing Date: The date on which the Fund first accepts third-party investors and begins investment operations.
Initial Shareholder: As defined in the preamble hereto.
Intermediate Entities: As defined in Section 2.10(d).
Investment Advisor: Carlyle Investment Management L.L.C., a Delaware limited liability company that is an Affiliate of the General Partner.
Investments: Any investment made by the Fund, including, without limitation, direct private equity investments, investments in other funds or vehicles acquired in primary or secondary transactions, and investments in debt or other securities or assets.
Investor Units: Early Investor Units, Anchor Units and Standard Units.
Loss Carryforward Amount: The Loss Carryforward Amount shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return; provided, that the Loss Carryforward Amount shall at no time be less than zero and provided, further that the calculation of the Loss Carryforward
Amount will exclude the Total Return related to any Investor Units redeemed during the applicable Reference Period, which Investor Units will be subject to the Incentive Allocation upon redemption as described in Section 3.3. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Incentive Allocation. This is referred to as a “High Water
Mark.”
Lower Funds: As defined in Section 2.10(d).
Majority in Interest: At any time, the Shareholders holding a majority of the total aggregate outstanding Units in the Fund.
Management Fee: The management fee payable to the Investment Advisor in accordance with the Advisory Agreement.
Memorandum: The Confidential Private Placement Memorandum of the Fund, as
amended, supplemented, restated or otherwise modified from time to time.
Net Asset Value: The net asset value of Units, determined as of the last Business Day of each month as determined in accordance with the valuation policies of the Fund, as updated from time to time.
Non-Public Information: Information regarding the Fund, any other Partner, any Person in which the Fund holds, or contemplates acquiring, any Investment, the General Partner or the
Investment Advisor or their Affiliates, which information is received by a Partner pursuant to this

Agreement or otherwise furnished to a Partner by the General Partner or the Investment Advisor
or their Affiliates or agents, but does not include information that (i) was publicly known at the time such Partner receives such information pursuant to this Agreement or (ii) subsequently becomes available to such Partner on a non-confidential basis from a source other than the
General Partner; provided, that to the best knowledge of such Partner after due inquiry, such source was not prohibited from disclosing such information to such Partner by a legal, contractual or fiduciary obligation owed to the Fund, the General Partner, the Investment Advisor, or any of
their respective Affiliates.
Nonrecourse Deductions: As defined in United States Treasury Regulations Section
1.704-2(b). The amount of Partner Nonrecourse Deductions for a Fiscal Year equals the net increase, if any, in the amount of Partnership Minimum Gain during that Fiscal Year, determined according to the provisions of United States Treasury Regulations Section 1.704-2(c).
Non-U.S. Corporation: An entity formed in a non-U.S. jurisdiction that is treated as a corporation for United States federal income tax purposes.
Notice Date: As defined in Section 11.3(c)(i).
Notice Period: As defined in Section 8.2(b).
Organizational and Offering Expenses: All legal, accounting, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating placement agents or financial intermediaries (supported by detailed and itemized invoices), costs in connection with preparing sales materials (including third-party marketing material compliance reviews), design and website expenses, fees and expenses of the Fund including, as applicable, transfer agent, administrator and depository fees, fees to attend retail seminars and conferences sponsored by participating broker-dealers and reimbursements for customary travel, lodging, entertainment and meals, incurred in connection with organizing and establishing the Fund, and including all similar organizational and offering expenses of any entities used or established to purchase Carlyle Units, any Feeder Funds, Parallel Funds and/or Intermediate Entities primarily organized to invest in the Fund to the extent not paid by such entities, Feeder Funds, Parallel
Funds, Intermediate Entities or their investors, and the fees, costs and expenses associated with organizing and establishing the General Partner, the general partner of the General Partner, and its general partner or managing member, any vehicle formed to directly or indirectly receive
Incentive Allocation and its general partner or managing vehicle, as applicable, and the associated advisory arrangements with the Investment Advisor, but excluding subscription fees (as described in the Memorandum) and Servicing Fees.
Original General Partner: As defined in the recitals hereto.
Other Carlyle Accounts: Any vehicle managed, advised or controlled by Carlyle, including any other Carlyle-sponsored funds, vehicles and accounts, including registered investment companies, joint ventures or similar partnerships or arrangements, but excluding the
Fund, any Parallel Funds or any portfolio company or structuring vehicle of any of the foregoing.
Other Fees: As defined in the Advisory Agreement.

Other Plan Law: Any provisions of any U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the prohibited transaction and/or prohibited transaction provisions contained in Title I of or Section 4975 of the Code.
Parallel Funds: As defined in Section 2.9(a).
Partner Nonrecourse Debt Minimum Gain: An amount with respect to each partner nonrecourse debt (as defined in United States Treasury Regulations Section 1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in United States Treasury Regulations Section
1.752-1(a)(2)) determined in accordance with United States Treasury Regulations Section
1.704-2(i)(3).
Partner Nonrecourse Deductions: As defined in United States Treasury Regulations
Section 1.704-2(i)(2).
Partners: The General Partner and the Shareholders.
Partnership Audit Rules: Subchapter C of Chapter 63 of the Code, and any subsequent amendment (and any United States Treasury Regulations or other guidance that may be promulgated in the future relating thereto) and, in each case, any provisions of state, local, and
non-U.S. law governing the preparation and filing of tax returns, interactions with taxing authorities, the conduct and resolution of examinations by tax authorities and payment of resulting tax liabilities.
Partnership Minimum Gain: As defined in United States Treasury Regulations Sections
1.704-2(b)(2) and 1.704-2(d).
Partnership Representative: The partnership representative of the Fund for purposes of the Partnership Audit Rules.
Person: Any individual, partnership, corporation, limited liability company, unincorporated organization or association, trust (including the trustees thereof, in their capacity as such) or other entity.
Plan: Any (i) “employee benefit plan” within the meaning of Section 3(3) of ERISA
(whether or not subject to ERISA), (ii) “plan” within the meaning of Section 4975(e)(1) of the
Code (whether or not subject to Section 4975 of the Code), (iii) insurance company general account whose assets are deemed to include assets of any “employee benefit plan” or “plan” for purposes of Title I of ERISA or Section 4975 of the Code, (iv) plan, fund or other similar program that is established or maintained outside the United States which provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment and (v) entity the assets of which constitute, or are deemed to constitute the assets of, any of the foregoing described in clause (i), (ii) or (iii) pursuant to ERISA or other applicable law.
Portfolio Companies: Any Person in which Investments are made by the Fund.

Portfolio Company Indemnified Party: As defined in Section 4.3(f).
Portfolio Company Indemnitor: As defined in Section 4.3(f).
Primary Commitments: Capital commitments to commingled, blind pool investment funds managed by Carlyle Affiliates or third-party managers (it being understood, for the avoidance of doubt, that interests acquired in secondary transactions (i.e., interests acquired from existing investors in such investment fund) shall not be considered a Primary Investment for purposes hereof).
Prime Rate: The rate of interest per annum publicly announced from time to time by
JPMorgan Chase (or any successor thereto) as its prime rate in effect at its principal office in New
York City.
Proceeding: Any legal action, suit or proceeding by or before any court, arbitrator, governmental body or other agency.
Profits and Losses: For each Fiscal Year or other period, the taxable income or loss of the
Fund, or particular items thereof, determined in accordance with the accounting method used by the Fund for United States federal income tax purposes with the following adjustments: (a) all items of income, gain, loss or deduction allocated pursuant to Section 10.2 shall not be taken into account in computing such taxable income or loss, (b) any income of the Fund that is exempt from United States federal income taxation and not otherwise taken into account in computing
Profits and Losses shall be added to such taxable income or loss, (c) if the Carrying Value of any asset differs from its adjusted tax basis for United States federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying
Value, (d) upon an adjustment to the Carrying Value of any asset (other than an adjustment in respect of depreciation), pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss, (e) if the
Carrying Value of any asset differs from its adjusted tax basis for United States federal income tax purposes the amount of depreciation, amortization or cost recovery deductions with respect to such asset for purposes of determining Profits and Losses shall be an amount which bears the same ratio to such Carrying Value as the United States federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided that if the United States federal income tax depreciation, amortization or other cost recovery deduction is zero, the General Partner may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profits and Losses)
and (f) except for items in (a) above, any expenditures of the Fund not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items.
Public Pension Fund: Any Shareholder that is a retirement plan established or maintained for its employees (current or former) by the government of the United States, the government of any State or political subdivision thereof, or by any agency or instrumentality of the foregoing.

Public Pension Fund Reform Code of Conduct: The Public Pension Fund Reform Code
of Conduct adopted by Carlyle on May 14, 2009, as such Code may be amended, modified or supplemented form time to time.
Quarterly Allocation: As defined in Section 3.3(e).
Quarterly Base Rate: With respect to any Fiscal Quarter, a rate of interest per quarter equal to Carlyle’s weighted average cost of debt calculated as of the last day of the preceding
Fiscal Quarter.
Quarterly Shortfall: As defined in Section 3.3(f).
Quarterly Shortfall Obligation: As defined in Section 3.3(f).
Redemption Date: The last Business Day of the applicable quarter on which the General
Partner expects to redeem Units pursuant to the Redemption Program.
Redemption Program: As defined in Section 3.3(d).
Reference Period: The year ending December 31.
Rules: As defined in Section 11.13.
Servicing Fee: The applicable servicing fee payable by the Fund to the Dealer Manager, including any amount that is allocated to a Shareholder’s representative at the financial intermediary through which such Shareholder was placed in the Fund, compensating such representative for reporting, administrative and other services provided to a Shareholder by such representative, as described in the Memorandum.
Shareholders: The Persons listed from time to time on the books and records of the Fund as limited partners of the Fund that have been admitted as limited partners of the Fund, including any Person who has been admitted to the Fund as a substituted or additional Shareholder, in each case for so long as they remain a Shareholder, in accordance with this Agreement, each in its capacity as a limited partner of the Fund.
Similar Law: Any U.S. or non-U.S. federal, state, local or other law or regulation that could cause the underlying assets of the Fund to be treated as assets of the Partner by virtue of its
Units and thereby subject the Fund and the General Partner (or other Persons responsible for the operation of the Fund and/or investment of the Fund’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of
ERISA or Section 4975 of the Code.
SS&C: SS&C GIDS, Inc.
Standard Unit: A Class A Unit, Class D Unit, Class I Unit or Class S Unit.

Subscription: As to any Partner, the amount set forth as such in its accepted Subscription
Agreement and/or reflected in the books and records of the Fund.
Subscription Agreements: Each of the several Subscription Agreements (including any attachments thereto) between the General Partner on behalf of the Fund and a Shareholder.
Tax Advances: As defined in Section 10.6(a).
Total Return: For any period since the end of the prior Reference Period, the Total Return shall equal the sum of: (a) all distributions accrued or paid (without duplication) on the Investor
Units outstanding at the end of such period since the beginning of the then-current Reference
Period, plus (b) the change in aggregate Net Asset Value of such Investor Units of the Fund since the beginning of the Reference Period, before giving effect to (i) changes resulting solely from the proceeds of issuances of Investor Units, (ii) any allocation or accrual to the Incentive
Allocation and (iii) applicable Servicing Fee expenses (including any payments made to the Fund for payment of such expenses); provided, that the aggregate Net Asset Value of such Investor
Units shall be calculated without taking into account (x) any accrued and unpaid taxes of any
Intermediate Entity (or the receipts of such Intermediate Entity) through which the Fund indirectly invests in an Investment (or comparable entities of any Other Carlyle Account in which the Fund directly or indirectly participates) or taxes paid by any such Intermediate Entity since the end of the prior Reference Period and (y) certain deferred tax liabilities of entities through which the Fund indirectly invests. For the avoidance of doubt, the calculation of Total Return will
(a) include any appreciation or depreciation in the Net Asset Value of Investor Units issued during the then-current Reference Period, (b) treat certain taxes incurred (directly or indirectly)
by the Fund which relate to a Shareholder as part of the distributions accrued or paid on Investor
Units and (c) exclude the proceeds from the initial issuance of such Investor Units.
United States or U.S.: The United States of America, its territories and possessions, any
State of the United States, and the District of Columbia.
United States Treasury Regulations: The United States federal income tax regulations promulgated under the Code, as such regulations may be amended from time to time. All references herein to specific sections of the regulations shall be deemed also to refer to any corresponding provisions of succeeding regulations.
Units: A fractional, undivided interest in the Fund or any Feeder Fund and/or an interest in any Intermediate Entity or Parallel Fund, unless the context otherwise requires, including Class
A Units, Class D Units, Class I Units, Class S Units, Class A-A Units, Class A-D Units, Class A-I
Units, Class A-S Units, Class E-A Units, Class E-D Units, Class E-I Units, Class E-S Units, Class
C Units and Class CG Units, and other Units that may be issued in the sole discretion of the
General Partner.
Upper Tier Indemnified Party: As defined in Section 4.3(h).
Upper Tier Indemnitor: As defined in Section 4.3(h).

Warehousing Agreement: The Warehousing Agreement, dated as of August 4, 2025 (as amended from time to time), entered into between the General Partner on behalf of the Fund and the Warehouse Entity.
Warehouse Entity: CPEP Seed Investments, L.P., a Delaware limited partnership and
Affiliate of Carlyle.
Warehouse Investment: As defined in Section 4.1(e).
ARTICLE II
General Provisions
2.1.Formation. The parties hereto continue a limited partnership formed on February
11, 2025 pursuant to the Act. The rights and liabilities of the Partners shall be as provided in the Act, except as otherwise expressly provided herein.
2.2.Name. The name of the Fund shall be “Carlyle Private Equity Partners Fund,
L.P.” The General Partner is authorized to make any variations in the Fund’s name which the General
Partner may deem necessary or advisable, subject to any requirements of applicable law. If the name of the Fund is changed pursuant to this section, specific references herein to the name of the Fund shall be deemed to have been amended to the name as so changed.
2.3.Organizational Certificates and Other Filings; Limitations on Conduct of
Business. If requested by the General Partner, the Shareholders shall promptly execute all certificates, statements and other documents consistent with the terms of this Agreement necessary for the General
Partner to accomplish all filing, recording, publishing and other acts as may be appropriate or required to comply with all requirements for (a) the formation and operation of a limited partnership under the laws of the State of Delaware, (b) if the General Partner deems it advisable, the operation of the Fund as a limited partnership, or partnership in which the Shareholders have limited liability, in all jurisdictions where the Fund proposes to operate and (c) all other filings required to be made by the Fund.
2.4.Classes of Units. The General Partner is hereby authorized to cause the Fund to issue Units designated as Class A Units, Class D Units, Class I Units, Class S Units, Class A-A Units,
Class A-D Units, Class A-I Units, Class A-S Units, Class E-A Units, Class E-D Units, Class E-I Units,
Class E-S Units, Class C Units and Class CG Units and any other additional Classes of Units with such terms, rights and obligations as determined in the sole discretion of the General Partner. The terms, rights and obligations of each Class of Units are or shall be set forth in detail in the Memorandum, to the extent not set forth in a schedule to this Agreement. The provisions of the Memorandum setting forth the terms, rights and obligations of each Class of Units are hereby expressly incorporated into, and constitute a part of, this Agreement.
2.5.Purpose. The purpose of the Fund is to make, hold, own, monitor, convey, exchange, transfer or otherwise dispose of investments in accordance with the investment objectives and policies of the Fund as in effect from time to time and to engage in such other activities as are permitted hereby or are incidental or ancillary thereto as the General Partner shall deem necessary or advisable, all upon the terms and conditions set forth in this Agreement. Subject to the provisions of this Agreement,

the General Partner may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Fund as it shall deem appropriate in its sole discretion. Investments may be effected on a global basis, using a wide variety of investment types and transaction structures, and may have long or short anticipated holding periods.
2.6.Principal Place of Business; Other Places of Business. The principal place of business of the Fund will be located in the United States at such place or places within or outside the State of Delaware as the General Partner may from time to time designate. The General Partner will promptly give written notice of any such change to the Shareholders. The Fund may maintain offices and places of business at such other place or places within or outside the State of Delaware as the General Partner deems advisable.
2.7.Registered Office and Registered Agent. The Fund shall maintain a registered office at The Corporation Trust Company, 1209 Orange Street, New Castle County, Wilmington,
Delaware 19801. The General Partner may at any time change the location of the Fund’s offices and may establish additional offices. The name and address of the Fund’s registered agent is The Corporation Trust
Company, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801.
2.8.Fiscal Year. The fiscal year (“Fiscal Year”) of the Fund shall be the calendar year or, in the case of the first and last fiscal years of the Fund, the fraction thereof commencing on the Initial
Closing Date or ending on the date on which the winding up and termination of the Fund is completed, as the case may be. The taxable year of the Fund shall be determined under Section 706 of the Code. The
General Partner shall have the authority to change the ending date of the Fiscal Year if the General
Partner shall determine in good faith that such change is necessary or appropriate.
2.9.Parallel Funds.
(a)The General Partner or an Affiliate thereof may create one or more parallel investment funds or other entities, including any feeder vehicles into such entities or related intermediate entities (collectively, “Parallel Funds”), to facilitate investment by certain investors, including to accommodate legal, tax, regulatory, compliance, or certain other operational requirements which will generally co-invest (either directly or indirectly) in Investments with the Fund on a pro rata basis (based upon available capital and/or any other factor determined by the General Partner) and on substantially the same terms as the Fund (including by means of investing in the Lower Funds), unless the General Partner determines in good faith that a different allocation or terms are reasonably necessary for legal, tax, regulatory, or certain other operational requirements. The Fund and the Parallel Funds will generally also dispose of each such Investment at the same time and on substantially the same terms, pro rata based on the capital invested by each in such investment (including by the Lower Funds disposing of such investment), unless the General Partner determines in good faith that a different allocation or terms are reasonably necessary for legal, tax, accounting, national security, regulatory, or certain other operational requirements. Investors should note that, as a result of the legal, tax, accounting, national security, regulatory, compliance, structuring or other considerations mentioned above or as otherwise described in the Memorandum, the terms of such Parallel Funds may substantially differ from the terms of the Fund.
In particular, such differences may cause Parallel Funds to subscribe at a different Net Asset Value per unit in the Lower Funds. For the avoidance of doubt, none of CPEP Lux, any Comparable Fund, co-
investment vehicles, if any, or other entities relating to additional capital in a single investment in a
Portfolio Company shall be considered Parallel Funds.

(b)The General Partner may, in its sole discretion, permit or require an existing
Shareholder to withdraw from the Fund to facilitate such Shareholder’s participation in any Parallel Fund
(or vice versa) (with respect to such Shareholder’s Subscription or a limited partner of such Parallel
Fund’s subscription in such Parallel Fund) and, in connection therewith, may transfer or distribute to a
Parallel Fund such Shareholder’s proportionate share of one or more of the Investments of the Fund (or vice versa) (including an interest in the Lower Fund) take any other necessary action to consummate the foregoing.
2.10.Feeder Funds and Intermediate Entities.
(a)The General Partner and/or its Affiliates may, in their sole discretion, establish one or more Feeder Funds to accommodate certain investors and to facilitate their indirect participation in the Fund with respect to all or a portion of their investment therein. Any such Feeder Fund may elect to be treated as a corporation for United States federal income tax purposes. Investors in a Feeder Fund generally will have indirect interests in the Fund on economic terms no more favorable than those of the other Shareholders that invest in the Fund.
(b)The General Partner may, without the approval of any Shareholder or any other
Person, make any adjustments to the Units of a Feeder Fund reasonably necessary to accomplish the overall objectives of this Section 2.10; provided that such adjustments shall not materially adversely affect the Units of any other Shareholders. Nothing in this Section 2.10 should be construed as making any investor in a Feeder Fund a Shareholder for any purpose.
(c)The General Partner and/or its Affiliates may, in their sole discretion, cause a
Feeder Fund to invest all or substantially all of its investable assets in one or more entities treated as a corporation for United States federal income tax purposes (including a Non-U.S. Corporation), which in turn, will invest in the Units of the Fund.
(d)If the General Partner reasonably determines in good faith that for legal, tax, regulatory, accounting or other reasons it is in the best interests of any or all of the Shareholders that any
Shareholder holds its Subscription indirectly through a Feeder Fund, the General Partner shall have the right, if directed by such Shareholder, to permit such Shareholder’s Subscription to be contributed to such
Feeder Fund in exchange for units of equal Net Asset Value in such Feeder Fund, less any applicable taxes; provided, that such Shareholder shall have the same economic interest in all material respects as if such Shareholder held its interest in the Fund directly and, upon being admitted as a limited partner of such Feeder Fund, the rights and obligations of such Shareholder in such Feeder Fund shall be substantially identical in all material respects as if such Shareholder held its interest in the Fund directly.
The General Partner is authorized to take all actions deemed by it to be necessary or reasonable to cause the Fund to admit any Shareholder as a limited partner of a Feeder Fund and to otherwise consummate the foregoing.
(e)If the General Partner reasonably determines in good faith that for legal, tax, regulatory, accounting or other reasons it is in the best interest of any or all of the Shareholders that any limited partner of a Feeder Fund holds its interest directly in the Fund, the General Partner shall have the right, if directed by such limited partner, to permit the admission of such limited partner into the Fund as a Shareholder; provided, that such limited partner shall have the same economic interest in all material respects as if such limited partner held its interest of equal Net Asset Value in the Fund indirectly through a Feeder Fund, less any applicable taxes, and, upon becoming a Shareholder, such limited partner shall be subject to the rights and obligations of this Agreement applicable to Shareholders.
(f)The General Partner may cause the Fund to hold certain Investments directly or indirectly through (i) one or more vehicles used to aggregate the holdings of the Fund (any such vehicles, including any successor vehicles thereto, the “Lower Funds”), (ii) one or more entities that may elect to be classified as corporations for United States federal income tax purposes, whether formed in a U.S. or
non-U.S. jurisdiction (each a “Corporation”) and/or (iii) one or more other limited liability companies or limited partnerships (together with the Lower Funds and any Corporation, “Intermediate Entities”).
2.11.Withdrawal of Initial Shareholder. Upon the admission of one or more
Shareholders to the Fund at the Initial Closing Date, the Initial Shareholder shall (a) receive a return of any Subscription made by the Initial Shareholder to the Fund, (b) be deemed to have withdrawn as the
Initial Shareholder of the Fund, and (c) have no further right, interest or obligation of any kind whatsoever as a Shareholder in the Fund.
ARTICLE III
Subscriptions and Distributions
3.1.Subscriptions.
(a)Partners will make Subscriptions to the Fund in exchange for Units as more fully described in the Memorandum. Each Shareholder, by executing a Subscription Agreement, shall be deemed to have acknowledged and consented to the risks and other considerations relating to an investment in the Fund, including the risks and conflicts described in the Memorandum. Each Partner's
Unit holdings will be set forth opposite such Partner's name in the Fund’s books and records. The General
Partner or any transfer agent or similar agent may keep the Fund’s books and records current through separate revisions that reflect periodic changes to each Partner's Units (including as a result of
Subscriptions or redemptions) without amending this Agreement. The Partners shall have no right or obligation to make any additional Subscriptions or loans.
(b)The General Partner is hereby authorized to cause the Fund to issue such additional Units for any Fund purpose at any time or from time to time to the Partners (including the
General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any
Shareholders. Any additional Units issued thereby may be issued in one or more Classes (including the
Classes specified in this Agreement or any other Classes), or one or more series of any of such Classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Units, all as shall be determined by the General
Partner in its sole and absolute discretion and without the approval of any Shareholder, subject to
Delaware law.
(c)A Person shall be admitted as a Shareholder upon the General Partner’s acceptance of an executed Subscription Agreement or other agreement pursuant to which such
Shareholder becomes bound by the terms of this Agreement.

(d)Subscriptions may be accepted or rejected in whole or in part by the General
Partner on behalf of the Fund in its sole discretion.
(e)Unless otherwise agreed to by the General Partner, Subscriptions to the Fund must be made in U.S. dollars by wire transfer of immediately available funds on or prior to the date Units are to be issued. The General Partner may accept, on behalf of the Fund, a Subscription to the Fund in the form of a non-cash contribution on terms and conditions that the General Partner deems appropriate in good faith. The Agreed Value of any non-cash Subscriptions by a Shareholder as of the date of contribution are set forth in the Fund’s books and records. No Units shall be deemed issued by the Fund to a Shareholder until they are paid for in the amount and form agreed to with the General Partner. When issued pursuant to and in accordance with this Agreement, Units shall be fully paid and non-assessable, to the fullest extent permitted by law.
3.2.Distributions -- General Principles.
(a)Except as otherwise expressly provided herein, no Partner shall have the right to withdraw capital from the Fund or to receive any distribution or return of its Subscription. Distributions, if any, as and when declared by the General Partner in its sole discretion, shall be made only to Persons who, according to the books and records of the Fund, were the holders of record of Units on the date determined by the General Partner as of which the Partners are entitled to any such distributions.
Notwithstanding anything to the contrary set forth herein, the Fund shall not be required to make a distribution (including in connection with a redemption of Units) to any Partner in respect of such
Partner’s Units in the Fund if such distribution would violate the Act or other applicable law. Unless otherwise determined by the General Partner, all distributions of cash shall be made to the Partners in amounts proportionate to the aggregate Net Asset Value of the Units held by the respective Partners on the applicable record date set by the General Partner, except that the amount distributed per Unit of any
Class may differ from the amount per Unit of another Class on account of differences in Class-specific expense allocations or for other reasons as determined by the General Partner.
(b)Except as otherwise expressly provided herein, distributions and redemptions made pursuant to this Agreement shall be made in cash. All cash contributions and distributions pursuant to this Agreement shall be made in U.S. dollars (net of applicable currency conversion costs). The
“functional currency” of the Fund shall be the U.S. dollar with respect to all allocations and distributions hereunder.
3.3.Incentive Allocation.
(a)The General Partner or an Affiliate thereof shall be entitled to a distribution (the
“Incentive Allocation”) from the Fund (directly or indirectly through an Intermediate Entity (including the Lower Funds)) which shall accrue on a monthly basis with respect to all subsequent Reference
Periods, upon the end of each quarter and at such other times described below, calculated separately with respect to each Class of Units, in an amount equal to:
(i)First, if the Total Return for the applicable period exceeds the sum of (i) the
Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess
Profits”), 100% of such Excess Profits until the total amount allocated to the General Partner equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the General Partner pursuant to this clause; and
(ii)Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.
(b)Any amount by which the Total Return falls below the Hurdle Amount and that does not constitute Loss Carryforward Amount will not be carried forward to subsequent periods.
(c)The General Partner will also be allocated an Incentive Allocation with respect to all Investor Units that are redeemed in connection with the Redemption Program in an amount calculated as described in this Section 3.3 with the relevant period being the portion of the Reference Period for which such Investor Unit was outstanding, and proceeds for any such Investor Unit redemption will be reduced by the amount of any such Incentive Allocation.
(d)The General Partner may elect to receive the Incentive Allocation in cash, Class
C Units (in its capacity as a general partner or a limited partner of the Fund) and/or shares, interests or units of any Lower Fund or any combination of the foregoing. If the Incentive Allocation is paid in Class
C Units, such Units may be redeemed at the General Partner’s request and will not be subject to the volume limitations of the Fund’s Unit redemption program as set forth in Annex B hereto (as amended from time to time, the “Redemption Program”) or the Early Redemption Deduction of the Redemption
Program. The General Partner may defer payment of the Incentive Allocation otherwise due for any
Reference Period in its sole discretion, in which case the General Partner may take such payment (in cash or in Units) at such time as it determines appropriate.
(e)The General Partner will be entitled to an Incentive Allocation as described above calculated in respect of the portion of the year to date, less any Incentive Allocation received with respect to prior quarters in that year (the “Quarterly Allocation”). The Incentive Allocation that the
General Partner is entitled to receive at the end of each Reference Period will be reduced by the cumulative amount of Quarterly Allocations that year.
(f)If a Quarterly Allocation is made and at the end of a subsequent calendar quarter in the same Reference Period the General Partner is entitled to less than the previously received Quarterly
Allocation(s) (a “Quarterly Shortfall”), then subsequent distributions of any Quarterly Allocations or year-end Incentive Allocations in that Reference Period will be reduced by an amount equal to such
Quarterly Shortfall, until such time as no Quarterly Shortfall remains. If all or any portion of a Quarterly
Shortfall remains at the end of a Reference Period following the application described in the previous sentence, distributions of any Quarterly Allocations and year-end Incentive Allocations in the subsequent four (4) Reference Periods will be reduced by (i) the remaining Quarterly Shortfall plus (ii) an annual rate of 5% on the remaining Quarterly Shortfall measured from the first day of the Reference Period following the year in which the Quarterly Shortfall arose and compounded annually (collectively, the “Quarterly
Shortfall Obligation”) until such time as no Quarterly Shortfall Obligation remains; provided, that the
General Partner (or its Affiliate) will use the proceeds of any redemptions of its Class C Units (excluding
Units that have been subsequently distributed to personnel of the General Partner or its Affiliates) made after a Quarterly Shortfall Obligation arose to make cash payments to reduce the Quarterly Shortfall and may otherwise make a full or partial cash payment to reduce the Quarterly Shortfall Obligation at any time in its discretion. For the avoidance of doubt, to the extent there is a Loss Carryforward Amount and a

Quarterly Shortfall outstanding at the same time, the Quarterly shortfall will be recouped first, followed by the Loss Carryforward Amount thereafter.
(g)Except as noted above with respect to Quarterly Allocations, the General Partner will not be obligated to return any portion of the Incentive Allocation paid due to the subsequent performance of the Fund.
(h)The measurement of the change in Net Asset Value per Unit for the purpose of calculating the Total Return is subject to adjustment by the General Partner to account for any dividend, split, recapitalization or any other similar change in the Fund’s capital structure or any distributions that the General Partner deems to be a return of capital if such changes are not already reflected in the Fund’s net assets. For the avoidance of doubt and notwithstanding anything to the contrary herein, (i) the
Incentive Allocation shall be calculated separately with respect to each Class of Units taking into account only the Units in the relevant Class (and all references in this Agreement to the Incentive Allocation and the terms used for purposes of calculating the Incentive Allocation shall be interpreted accordingly), and
(ii) the General Partner or an Affiliate thereof shall not be entitled to the Incentive Allocation with respect to Carlyle Units or any other Class of Units that is not subject to the Incentive Allocation.  The General
Partner shall be permitted to make adjustments to distributions, allocations and other fundings, payments or calculations in order to give effect to the foregoing.
(i)It is intended that the Incentive Allocation shall qualify as a “profits interest”
within the meaning of Internal Revenue Service Revenue Procedure 93-27, and this Agreement shall be interpreted consistently with such intent.
3.4.Reinvestment. The Fund may permit any distributions to be reinvested into Units, including pursuant to any reinvestment plan, on terms that the General Partner determines in its sole discretion.
ARTICLE IV
The General Partner
4.1.Powers of the General Partner.
(a)The management, operation and policy of the Fund shall be vested exclusively in the General Partner, which shall have the power by itself, and shall be authorized and empowered on behalf and in the name of the Fund, to carry out any and all of the objectives and purposes of the Fund and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary or advisable or incidental thereto, all in accordance with and subject to the other terms of this Agreement. The Fund and the General Partner on behalf of the Fund, may enter into and perform any Subscription Agreement and the Advisory Agreement, and any documents contemplated therein or related thereto, without any further act, vote or approval of any Person, including any
Shareholder, notwithstanding any other provision of this Agreement. The General Partner is hereby authorized to enter into the documents described in the preceding sentence on behalf of the Fund, but such authorization shall not be deemed to be a restriction on the power of the General Partner to enter into other documents on behalf of the Fund. Subject to the express limitations set forth in this Agreement, nothing herein shall restrict the ability of the Fund to invest alongside or in any Other Carlyle Account and the General Partner is authorized on behalf of the Fund to engage in any activity not expressly limited herein, including if the Fund is investing alongside or in such Other Carlyle Account and such activity is permitted under (or otherwise approved in accordance with) the governing terms of such Other Carlyle
Account. Notwithstanding the foregoing and the powers and duties included in Section 4.1(b) below, each
Shareholder acknowledges and agrees that the General Partner may rely on investment-related decisions relating to the Fund’s Investments made by the general partner (or similar managing entity) of any Other
Carlyle Account alongside or through which the Fund invests.
(b)Without limiting the foregoing general powers and duties, the General Partner is hereby authorized and empowered on behalf and in the name of the Fund, or on its own behalf and in its own name, or through agents as may be appropriate, subject to the limitations contained elsewhere in this
Agreement, to:
(i)make Investments consistent with the purposes of the Fund; provided that the
General Partner shall not make Primary Commitments to Other Carlyle Accounts that provide for carried interest, incentive fees or management fees to be paid or borne by the Fund unless such carried interest, incentive fees or management fees result in a dollar-for-dollar reduction of the
Management Fee or Incentive Allocation payable by the Fund to the Investment Advisor or the
General Partner, as applicable;
(ii)make all decisions concerning the investigation, evaluation, selection, negotiation, structuring, commitment to, monitoring, managing (including providing, or arranging for the provision of, management or managerial assistance to Portfolio Companies) and disposition of Investments, including in connection with any Other Carlyle Accounts alongside or in which the Fund participates;
(iii)direct the formulation of investment policies and strategies for the Fund, and select and approve the investment of Fund assets, all in accordance with this Agreement including in or alongside any Other Carlyle Accounts;
(iv)acquire, hold, sell, transfer, exchange, pledge, charge, mortgage and dispose of
Investments, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to Investments, including, without limitation, the exercise of any voting rights with respect to an Investment, the approval of a restructuring of an Investment, participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and other similar matters;
(v)enter into hedging transactions, including interest rate and currency hedging transactions, in connection with the making, disposing or carrying of any Investment;
(vi)enter into derivative transactions, including credit default swaps that relate to the performance of underlying securities that are within the investment objectives of the Fund, short sales (solely for interest rate and foreign currency hedging purposes), foreign exchange transactions and other derivative contracts or instruments;
(vii)incur all expenditures permitted by this Agreement, and, to the extent that funds of the Fund are available, pay all expenses, debts and obligations of the Fund;

(viii)admit an assignee of all or any portion of a Shareholder’s Units to be an Assignee pursuant to and subject to the terms of Section 8.2;
(ix)open, maintain and close bank accounts and draw checks or other orders for the payment of money and open, maintain and close brokerage, money market fund and similar accounts;
(x)hire, appoint, remove, and replace for usual and customary payments and expenses consultants, securities and/or futures brokers, depositaries, prime brokers, appraisers, attorneys, accountants, administrators, advisors, placement agents and such other agents or other service providers for the Fund (whether Affiliates or third parties) for itself or for the Fund as it may deem necessary or advisable in its sole discretion (including the Directors), and authorize any such agent to act for and on behalf of the Fund;
(xi)enter into the Advisory Agreement with the Investment Advisor on behalf of the
Fund and delegate to the Investment Advisor certain authority and discretion to act on behalf of the Fund in making, managing and disposing of the Investments of the Fund; provided, that the
General Partner shall remain ultimately responsible for the management of the Fund;
(xii)enter into and perform the Subscription Agreements, the Advisory Agreement, and any documents contemplated thereby or related thereto and any amendments thereto, without any further act, vote or approval of any Person, including any Shareholder, notwithstanding any other provision of this Agreement;
(xiii)enter into, execute, maintain and/or terminate contracts, undertakings, indemnities (including of finders, placement agents, advisors, agents and consultants), guarantees and any and all other instruments, agreements and documents in the name of the Fund, and do or perform all such things as may be necessary or advisable in furtherance of the Fund’s powers, objects or purposes or to the conduct of the Fund’s business and activities, including entering into acquisition agreements to make or dispose of Investments which may include such representations, warranties, covenants, indemnities and guaranties as the General Partner deems necessary or advisable;
(xiv)act as or appoint the Partnership Representative under the Code and act in any similar capacity under state, local or non-United States law;
(xv)make any and all elections for United States federal, state, local and non-United
States tax matters, including any election to adjust the basis of Fund property pursuant to Sections
734(b), 743(b) and 754 of the Code or comparable provisions of United States federal, state, local or non-United States law or any election under Sections 6221 or 6226 of the Code;
(xvi)make, execute, deliver, record and file all certificates, instruments, documents, reports or statements, or any amendment thereto, of any kind necessary or desirable to accomplish the business, purpose and objectives of the Fund, in each case as required by any applicable law, agreement or its business judgment;

(xvii)modify the organizational structure or entity type of the Fund (including by merger, consolidation, conversion or similar transaction), structure or restructure the Fund’s investments and manage the Fund’s status under the 1940 Act, including, without limitation, electing to rely on a different exclusion from the definition of “investment company” under the
1940 Act or registering the Fund as an investment company;
(xviii)issue, sell, repurchase, redeem, retire, cancel, convert, exchange, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Units, including Units in fractional denominations, and, to apply to any such repurchase, redemption, retirement, cancellation, exchange, conversion or acquisition of Units any funds or property;
(xix)authorize and delegate authority to any partner, director, officer, employee or other agent of the General Partner, the Investment Advisor or agent or employee of the Fund to act for and on behalf of the Fund in all matters related to or incidental to the foregoing; and
(xx)do any other act that the General Partner deems necessary or advisable in connection with the management and administration of the Fund in accordance with this
Agreement.
(c)Borrowing, Guarantees and Credit Support. The General Partner shall have the right, at its option, to cause the Fund, directly or indirectly through one or more special purpose vehicles or Intermediate Entities, to incur indebtedness or other obligations and/or guarantee loans or other extensions of credit made to any Person (including, without limitation, any Parallel Fund, Feeder Fund,
Intermediate Entity, Other Carlyle Account, other Persons through which Investments are effected or any current or prospective Portfolio Company (or to any subsidiary thereof) or any vehicle formed to effect the acquisition thereof), or otherwise to provide credit support for the obligations of any such Person, including, in each case, on a joint, several, cross-collateralized or joint and several basis, for any purpose relating to the activities of the Fund.
(i)The Fund does not intend to incur cash borrowings to finance the acquisition of an Investment if such borrowings would cause the aggregate amount of recourse indebtedness for borrowed money incurred by the Fund for purposes of acquiring Investments to exceed 30% of the Fund’s total assets, measured at the time the Fund makes such borrowings (the “Leverage
Target”); provided, that no remedial action will be required if the Leverage Target is exceed for any reason and there shall be no limit on the amount the Fund may borrow with respect to
Portfolio Companies or joint ventures that is not recourse to the Fund. For the avoidance of doubt, the foregoing shall not apply (i) to borrowings incurred solely to provide interim financing prior to the receipt of capital (and not for financing with respect to Portfolio Companies that is not recourse to the Fund) or (ii) during the initial ramp-up period of the Fund.
(ii)Notwithstanding any provision in this Agreement other than the provisions of
Section 4.1(c), the General Partner on its own behalf and on behalf of the Fund, is hereby authorized, without the consent of any Shareholder or other Person being required, and shall have the right at its option to hypothecate, mortgage, charge, assign, transfer, make a collateral assignment, pledge or grant a comparable security interest to a lender or other credit party of the
Fund (or any Portfolio Company or Intermediate Entity) of or in the assets of the General Partner and the Fund, including, without limitation, (i) Investments, (ii) Subscriptions and (iii) all other rights, titles, interests, remedies, powers and privileges of the Fund and/or the General Partner under this Agreement and each Subscription Agreement; provided that any exercise of such rights, titles, interests, remedies, powers and privileges shall be in accordance with this
Agreement. In connection with the foregoing, the General Partner shall have the right to agree (A)
to subordinate distributions to the Shareholders hereunder or grant a comparable security interest to payments required in connection with any borrowings, guarantees or credit support obligations contemplated by Section 4.1(c) and (B) that during the term of any such borrowings, guarantees or credit support obligations, the Fund shall not, to the fullest extent permitted by applicable law, initiate bankruptcy, insolvency, winding up, liquidation, reorganization, dissolution proceedings or any analogous proceedings without the consent of any lender to the Fund. All rights granted to a lender pursuant to this Section 4.1(c)(ii) shall apply to its agents and its successors and permitted assigns.
(iii)From time to time, the Fund may borrow from the General Partner and its
Affiliates; provided, that any such borrowings from the General Partner or its Affiliates shall be on terms at least as favorable to the Fund as those available from unaffiliated third parties;
provided, further, that the terms of any borrowings from the General Partner or its Affiliates at the
Quarterly Base Rate plus any out-of-pocket expenses incurred by the General Partner or its
Affiliates in connection with providing such borrowing, shall be conclusively presumed to be on such basis and for the avoidance of doubt and notwithstanding anything to the contrary such borrowings shall not require any further action or approval under this Agreement.
(d)Partnership Representative. The General Partner is authorized to appoint or act as the Partnership Representative under the Code (and to assume any comparable procedural duties provided under any state, local or non-U.S. tax laws). All expenses incurred by the General Partner while acting in such capacity shall be paid or reimbursed by the Fund. The determinations of the General
Partner with respect to the treatment of any item or its allocation for all tax purposes shall be binding upon all of the Shareholders so long as such determination shall not be inconsistent with any express term hereof.
(e)Warehoused Investments. The General Partner has entered into the Warehousing
Agreement pursuant to which the Warehouse Entity has acquired and is expected to continue to acquire investments with the intention of transferring such investments to the Fund (each, a “Warehouse
Investment”), and, notwithstanding any duty (including any fiduciary duty) hereunder or otherwise existing at law or in equity, the Fund may acquire such Warehouse Investments, in whole or in part, from the Warehouse Entity on the terms described in the Memorandum. Notwithstanding anything to the contrary contained herein, it is understood and/or agreed that (i) each Shareholder, by acquiring Units, shall be deemed to have acknowledged and consented to any actual or potential conflicts of interest relating to any Approved Warehoused Investments and the transfer thereof to the Fund, (ii) each
Shareholder, by executing its Subscription Agreement, shall be deemed to have acknowledged and/or consented to any arrangements and/or transactions relating to the transfer of such Approved Warehoused
Investments and such Shareholder’s participation therein to the extent required by applicable law
(including, without limitation, for purposes of Section 206(3) of the Advisers Act) and (iii) each
Shareholder, by acquiring Units, expressly acknowledges that the General Partner shall not be required to seek any additional consent from the Board or the Independent Directors in connection with any

Warehouse Investments, the transfer of any Warehoused Investment to the Fund or any arrangements and/
or transactions relating thereto as may otherwise be required under this Agreement.
4.2.Limitation on Liability.
(a)Except as otherwise provided in the Act, the General Partner shall be subject to all of the liabilities of a partner in a partnership without limited partners to (i) Persons other than the Fund and the Shareholders and (ii) subject to the other provisions of this Agreement, the Fund and the
Shareholders; provided that to the fullest extent permitted by law, none of the General Partner, the
Investment Advisor, their Affiliates (but excluding any Parallel Fund), members, shareholders, stockholders, unitholders or partners (in each case in their respective capacities as such), officers, directors, employees, Carlyle Operating Executives, advisors, the Directors, the Partnership
Representative, the Designated Individual and any other Person who serves at the request of the General
Partner on behalf of the Fund as an officer, director, partner, member, senior advisor, operating executive, similar consultant or employee of or advisor to any other entity (each, an “Indemnified Party”), shall be liable to the Fund or to any Shareholder for (i) any act performed or omission made by such Indemnified
Party in connection with the conduct of the business and affairs of the Fund or otherwise in connection with this Agreement or the matters contemplated herein, unless such act or omission resulted from
“Disabling Conduct,” which shall mean fraud, bad faith, willful misconduct, gross negligence, a willful and material breach of this Agreement or the Advisory Agreement by such Indemnified Party or (ii) any mistake, negligence, dishonesty or bad faith of any broker or other agent of the Fund unless such
Indemnified Party was responsible for the selection or monitoring of such broker or agent and acted in such capacity with gross negligence.
(b)Notwithstanding anything to the contrary in Section 4.3(a), to the extent that, at law or in equity or otherwise, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Fund or to another Partner, the General Partner acting under this Agreement shall, to the fullest extent permitted by law, not be liable to the Fund or to any Partner for its good faith reliance on the provisions of this Agreement. To the fullest extent permitted by law, the provisions of this
Agreement, to the extent that they expand, restrict or eliminate the duties and liabilities of the General
Partner otherwise existing at law or in equity or otherwise, are agreed by the Partners to modify to the extent of such other duties and liabilities of the General Partner.
(c)Each Indemnified Party may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it and any act or omission suffered or taken by it on behalf of the Fund or in furtherance of the interests of the Fund in good faith in reliance upon and in accordance with the advice of such counsel, accountants, appraisers, management consultants, investment bankers or other consultants and advisers shall, to the fullest extent permitted by law, be full justification for any such act or omission, and shall be indemnified by the Fund and fully protected and not liable to the Fund or any Shareholder in so acting or omitting to act, provided, that such counsel, accountants, appraisers, management consultants, investment bankers or other consultants and advisers are selected and monitored with reasonable care.
(d)Nothing in this Section 4.2 will be construed so as to provide for the exculpation of any Indemnified Party for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons acting in good faith), to the extent (but only to the extent) that such exculpation would be in violation of applicable law, but otherwise will be construed so as to effectuate these provisions to the full extent permitted by law.
4.3.Indemnification.
(a)To the fullest extent permitted by law, the Fund shall indemnify and hold harmless each of the Indemnified Parties from and against any and all claims, liabilities, damages, losses, costs and expenses (including legal fees and amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnified Party and arise out of or in connection with the affairs of the Fund or any Intermediate Entity, including acting as a director or the equivalent of any entity in which an Investment is made, or the performance by such Indemnified Party of any of the General
Partner’s responsibilities hereunder or otherwise in connection with the matters contemplated herein or in the Advisory Agreement; provided, that an Indemnified Party shall be entitled to indemnification hereunder only to the extent that such Indemnified Party’s conduct did not constitute Disabling Conduct.
The satisfaction of any indemnification and any holding harmless pursuant to this Section 4.3(a) shall be from and limited to Fund assets, no Shareholder shall have any obligation to make capital contributions to fund its share of any indemnification obligations under this Section 4.3(a) and no Shareholder shall have any personal liability on account thereof. An Indemnified Party shall be entitled to rely on reports and written statements of the directors, officers, employees, managers, agents, stockholders, members and partners of a Person in which the Fund holds an Investment and any act or omission suffered or taken by such Indemnified Party arising out of or in connection with the affairs of the Fund, any Intermediate
Entity or the Lower Funds, including acting as a director or the equivalent of any entity in which an
Investment is made in reliance upon and in accordance with such reports and written statements shall, to the fullest extent permitted by law, be full justification for any such act or omission, and the Indemnified
Party shall be fully protected and not liable to the Fund or any Shareholder in so acting or omitting to act unless the Indemnified Party knows that such reports or written statements were not true and complete in a respect that is material to the matter in question or the Indemnified Party was grossly negligent or acted in bad faith in relying on such reports or written statements.
(b)Expenses reasonably incurred by an Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall, to the fullest extent permitted by law, be advanced by the Fund prior to the final disposition thereof upon receipt of an undertaking in writing by or on behalf of the Indemnified Party to repay such amount to the extent that it shall be determined ultimately that such Indemnified Party is not entitled to be indemnified hereunder.
Notwithstanding the foregoing, no advances shall be made by the Fund under this Section 4.3(b), without the prior written approval of the General Partner.
(c)The right of any Indemnified Party to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Party may otherwise be entitled by contract (including, without limitation, any contract with the Fund) or as a matter of law or equity or otherwise and shall extend to such Indemnified Party’s successors, assigns and legal representatives.
(d)Except as otherwise provided in Sections 4.3(f) – (i)  below, any Person entitled to indemnification from the Fund hereunder shall first seek recovery under any other indemnity or any insurance policies (other than those insurance policies provided for or maintained by Carlyle or another
Indemnified Party or the premiums of which are paid by the Fund) in respect of Portfolio Companies by which such Person is indemnified or covered, as the case may be, but only to the extent that the indemnitor with respect to such indemnity or the insurer with respect to such insurance policy provides
(or acknowledges its obligation to provide) such indemnity or coverage on a timely basis, as the case may be, and, if such Person is other than the General Partner, such Person shall obtain the written consent of the General Partner prior to entering into any compromise or settlement which would result in an obligation of the Fund to indemnify such Person; and if liabilities arise out of the conduct of the affairs of the Fund and any other Person for which the Person entitled to indemnification from the Fund hereunder was then acting in a similar capacity, the amount of the indemnification provided by the Fund shall be limited to the Fund’s proportionate share thereof as determined in good faith by the General Partner in light of its fiduciary duties to the Fund and the Shareholders. Without limiting Sections 4.3(f) – (i) below, any Person receiving indemnification payments under this Agreement shall reimburse the Fund for such indemnification payments to the extent that such Person also receives payments under an insurance policy or otherwise from a third party in respect of such matter. Prior to making an indemnification payment pursuant to this Section 4.3 to an Indemnified Party that is also entitled to indemnification from another
Person or insurance policy, the General Partner shall require such Indemnified Party to agree that (i) it shall cause the Fund to be subrogated to its rights with respect to such payment from another Person or insurance policy, as applicable, (ii) it shall assign to the Fund all of its rights to advancement, indemnification or contribution from or with respect to such Person or insurance policy and (iii) it shall cooperate with the Fund (at the expense of the Fund) in its efforts to recover such payments through indemnification or otherwise, including filing a claim against such third party in the name of the
Indemnified Party.
(e)Without limiting Sections 4.3(f) – (i)  below, the General Partner may cause the
Fund to purchase, at the Fund’s expense, insurance to insure the General Partner or any other Indemnified
Party against liability for any breach or alleged breach of their responsibilities under this Agreement or otherwise in connection with the Fund or the General Partner.
(f)Notwithstanding anything to the contrary in this Section 4.3, to the maximum extent permitted by applicable law, to the extent that an Indemnified Party is also entitled to be indemnified by, or receive advancement of expenses from, any potential, current or former entity in which an Investment has been made (directly or indirectly) by the Fund (a “Portfolio Company Indemnitor”) at
which any Indemnified Party is, was or will be serving as a director, officer, employee, partner, manager, member, trustee, agent, independent contractor, advisor or senior advisors (a “Portfolio Company
Indemnified Party”) at the request of the Fund, the General Partner, the Investment Advisor or any of
their respective Affiliates, with regard to any applicable liabilities, it is intended that (i) such Portfolio
Company Indemnitor shall be the indemnitor of first resort (i.e., its obligations to such Indemnified Party are primary and any obligation of the Fund (or any Affiliate thereof other than such Portfolio Company
Indemnitor) to provide indemnification or advancement for the same liabilities (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities) incurred by such Indemnified Party are secondary), (ii) the Fund’s obligation, if any, to indemnify or advance expenses to any Indemnified Party who is or was serving at the Fund’s request as a Portfolio Company
Indemnified Party shall be reduced by any amount that such Indemnified Party collects as indemnification or advancement from the applicable Portfolio Company Indemnitor and (iii) if the Fund (or any Affiliate
thereof other than a Portfolio Company Indemnitor) pays or causes to be paid, for any reason, any amounts that should have been paid by a Portfolio Company Indemnitor, then (x) the Fund (or any such
Affiliate thereof other than a Portfolio Company Indemnitor) shall be fully subrogated to all rights of the relevant Indemnified Party with respect to such payment, and (y) each relevant Indemnified Party shall assign to the Fund all of the Indemnified Party’s rights to advancement or indemnification with respect to such payment from or with respect to such Portfolio Company Indemnitor.
(g)To the extent that any Portfolio Company Indemnitor maintains an insurance policy or policies providing liability insurance coverage for any Portfolio Company Indemnified Parties, and to the extent that an Indemnified Party serves in any such capacity and coverage may be available in such capacity under such insurance policy or policies, the Indemnified Party shall request that such
Portfolio Company Indemnitor cause such insurance policy or policies to be paid and exhausted to cover any liabilities (including all interest, assessments and other charges paid or payable in connection with or in respect of the foregoing) that could be subject to advancement or indemnification hereunder before payment of such losses may be made hereunder or under any director and officer liability insurance policies, general partnership liability insurance policies or other liability insurance policies that may be maintained by or on behalf of the Fund, the General Partner, the Investment Advisor or any of their respective Affiliates (other than such Portfolio Company Indemnitor).
(h)Notwithstanding anything to the contrary in this Section 4.3, to the maximum extent permitted by applicable law, to the extent that an Indemnified Party is also entitled to be indemnified by, or receive advancement of expenses from, the General Partner, the Investment Advisor or any of their respective Affiliates (other than the Fund) (an “Upper Tier Indemnitor”) at which any
Indemnified Party is, was or will be serving as a director, officer, employee, partner, manager, member, trustee, agent, independent contractor, advisor or senior advisor (an “Upper Tier Indemnified Party”), with regard to any such liabilities, it is intended that subject to Section 4.3(f), (i) the Fund shall be the indemnitor of first resort (i.e., its obligations to such Indemnified Party are primary and any obligation of any Upper Tier Indemnitor to provide indemnification or advancement for the same liabilities (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities) incurred by such Indemnified Party are secondary), (ii) any Upper Tier Indemnitor’s obligation, if any, to indemnify or advance expenses to any Indemnified Party who is or was serving as an
Upper Tier Indemnified Party shall be reduced by any amount that such Indemnified Party collects as indemnification or advancement from the Fund and (iii) if any Upper Tier Indemnitor pays or causes to be paid, for any reason, any amounts that could have been paid by the Fund, then (x) such Upper Tier
Indemnitor shall be fully subrogated to all rights of the relevant Indemnified Party with respect to such payment, and (y) each relevant Indemnified Party shall assign to such Upper Tier Indemnitor all of the
Indemnified Party’s rights to advancement or indemnification with respect to such payment from or with respect to the Fund.
(i)In lieu of any indemnification and/or advancement arrangements between the
Fund and an Indemnified Party, in its capacity as a Portfolio Company Indemnified Party or Upper Tier
Indemnified Party, as applicable, the General Partner, the Investment Advisor or any of their respective
Affiliates may enter into other similar arrangements that it determines necessary or advisable to ensure that the Indemnified Party will remain eligible to be indemnified by, or receive advancement of expenses from the Fund, the applicable Portfolio Company Indemnitor or the applicable Upper Tier Indemnitor, as applicable. Moreover, the General Partner shall, notwithstanding anything in Sections 4.3(f) – (g) above, have the right to cause the Fund to advance expenses reasonably incurred by an Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification hereunder in accordance with Section 4.3(b) above if the General Partner determines that any Portfolio Company
Indemnitor and/or other applicable insurance policy would not advance and/or otherwise cover such costs and expenses on a timely basis, in which case the other provisions of Sections 4.3(f) – (g) shall otherwise continue to apply.
(j)Nothing in this Section 4.3 will be construed so as to provide for the indemnification of any Indemnified Party for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons acting in good faith), to the extent
(but only to the extent) that such indemnification would be in violation of applicable law, but otherwise will be construed so as to effectuate these provisions to the full extent permitted by law.
(k)Without limiting the generality of the foregoing, and notwithstanding any provision of Sections 4.2 and 4.3, nothing in this Agreement shall, in the case of a Shareholder, constitute a waiver of any non-waivable right and, in the case of the General Partner, the Investment Advisor and their respective Affiliates, of any such Person’s non-waivable duties under applicable law.
4.4.General Partner as Shareholder. The General Partner may also be a Shareholder, including but not limited to the extent that it purchases Units in its capacity as a limited partner of the
Fund, elects to receive all or a portion of the Incentive Allocation in Units, or becomes a transferee of all or any part of the Units of a Shareholder in its capacity as a limited partner of the Fund, and to such extent shall be treated as a Shareholder in all respects. Any Units held by the General Partner or any of its
Affiliates shall be deemed to have been voted and/or abstained in the same manner and proportions as the aggregate Units of the other Partners are voted and/or abstained; provided, that any Unit of a Shareholder that is a Feeder Fund shall be voted and/or abstained on any matter in the same manner and proportions as the investors in such Feeder Fund that are not Affiliates of the General Partner vote and/or abstain on such matter. Any Units held by the General Partner, the Investment Advisor or an Affiliate thereof may bear reduced or no Management Fees, Servicing Fees or Incentive Allocation (in the manner each such
Shareholder and the General Partner shall agree upon such Shareholder’s admission to the Fund, including pursuant to a rebate of such amounts).
4.5.Other Activities.
(a)Notwithstanding anything to the contrary herein and any duty (including any fiduciary duty) hereunder or otherwise existing at law or in equity, the General Partner and/or its
Affiliates shall be permitted to close on one or more other investment vehicles, managed accounts and/or other similar arrangements (including those that may be structured through a fund or as one or more entities), for the benefit of one or more other investors having the same or similar investment objectives as the Fund and have terms as determined by the General Partner in its sole discretion (such vehicles, managed accounts and arrangements, collectively, the “Comparable Funds”) and such Comparable Funds may invest alongside or in lieu of the Fund as provided in Section 4.5(c). In addition, each Shareholder acknowledges and agrees that (i) nothing herein shall limit the ability of the General Partner to sponsor, raise, close and manage any such Comparable Funds and (ii) by virtue of such Comparable Funds and/or
Other Carlyle Accounts, the General Partner and its Affiliates will be presented with investment opportunities (including any related co-investment opportunities) that fall within the investment objective of the Fund and Other Carlyle Accounts (including the Comparable Funds), and in such circumstances,

the General Partner and its Affiliates shall allocate such opportunities among the Fund, such Other
Carlyle Accounts and/or the Comparable Funds, in the manner described in Section 4.5(c).
(b)Business with Certain Affiliates. The Shareholders recognize and consent that the
General Partner or Affiliates of the General Partner may receive various types of fees in connection with the investment activities of the Fund and/or Portfolio Companies, including Global Portfolio Solutions
Costs, Broker Dealer Fees, Other Fees and any other fees as further described in the Memorandum as updated from time to time from or with respect to Persons in which the Fund acquires or holds
Investments and/or other Persons (including co-investors and/or joint venture partners), and, notwithstanding any duty (including any fiduciary duty) hereunder or otherwise existing at law or in equity, neither the Fund nor any Shareholder shall have any interest therein by virtue of this Agreement or the partnership relationship created hereby except as provided in the Advisory Agreement.
(c)Allocation of Investment Opportunities. The General Partner will determine in its sole discretion whether an investment opportunity is within the investment objectives of the Fund. Each
Shareholder recognizes and consents that all or any portion of an investment opportunity that the General
Partner determines in its sole discretion is not appropriate for the Fund or is more appropriate for an Other
Carlyle Account may be pursued by the General Partner and its Affiliates outside of the Fund, including by one or more Carlyle Co-Investors, it being further understood that the General Partner shall owe no duty under this Agreement or any duty (including any fiduciary duty) otherwise existing at law or in equity to present any co-investment opportunity to any Shareholder and may offer such opportunity to third parties or a subset of Shareholders pursuant to a contract or other agreement, to Other Carlyle
Accounts or Affiliates of Carlyle or otherwise in its sole discretion. Each Shareholder acknowledges that
Carlyle currently invests third-party capital in a wide variety of investment opportunities on a global basis through its various investment funds (including Other Carlyle Accounts), some of which may have investment objectives similar to or that overlap with those of the Fund and/or engage in transactions in the same type of Investments as the Fund or in different Investments of the same issuers in which the Fund invests. Other Carlyle Accounts that have investment objectives or guidelines that overlap with those of the Fund, in whole or in part, may receive priority with respect to any such investment opportunities that fall within such common objectives or guidelines and otherwise will be allocated among the Fund and such Other Carlyle Accounts (and, with respect to investments held by the Warehouse Entity, between the
Fund and CPEP Lux) on a basis that Carlyle determines to be fair and reasonable taking into account all factors the General Partner deems relevant (which may include allocating the entire investment opportunity to such Other Carlyle Account(s) without the Fund first having an opportunity to consider such opportunity). Other Carlyle Accounts are expected to have terms that differ from the terms of the
Fund and may participate in investments on different terms than the Fund and/or at different times than the Fund. Accordingly, the participation by the Fund in investments with Other Carlyle Accounts is expected to vary on an investment-by-investment basis and there are expected to be investments within the Fund’s investment objective that are made by such Other Carlyle Accounts, in which the Fund does not participate or does not participate to the same extent as other investments. If an investment opportunity falls within the investment objective of an Other Carlyle Account and the Fund, the Other
Carlyle Account will often have priority and the amount available for allocation to the Fund may be limited. Each Shareholder acknowledges that in light of the foregoing, there can be no assurance that any investment opportunity will be allocated to the Fund.

(d)Certain Cross Transactions. Notwithstanding anything to the contrary herein and any duty (including any fiduciary duty) otherwise existing at law or in equity, the General Partner may, in its sole discretion and without the consent of Shareholders or the Board, cause the Fund to sell all or a portion of any Investment to any Other Carlyle Account; provided, that such sale occurs within one hundred and eighty (180) calendar days after such Investment has been made; provided, further, that the price of such sale shall be the Fund’s cost of such Investment, plus (i) for such period, if any, that such
Investment was funded using a credit facility, an additional amount, calculated from the date of drawdown on such credit facility, equal to the interest rate payable under the credit facility or (ii)
otherwise an additional amount, calculated from the date such Investment was funded by the Fund, at an interest rate of at least the Prime Rate plus 2%. Furthermore, notwithstanding anything to the contrary herein and notwithstanding any duty (including any fiduciary duty) hereunder or otherwise existing at law or in equity, the General Partner may, in its sole discretion and without the consent of Shareholders or the
Board, cause the Fund to purchase all or a portion of any investment from any Other Carlyle Account;
provided, that such purchase shall be made in accordance with the terms of such Other Carlyle Account’s governing agreement. Notwithstanding the foregoing, if such sale or purchase constitutes a principal transaction contemplated by Section 206(3) of the Advisers Act, the General Partner shall refer such transaction to the Board or Shareholders for review and approval prior to entering into the transaction, to the extent required by law.
(e)Except as provided in Sections 4.5(a)-(d) above, this Agreement shall not be construed in any manner to preclude Carlyle, the General Partner, any of their Affiliates, or any of their respective officers, directors, employees, operating executives, partners, members, managers, advisors or senior advisors or similar consultants from engaging in any activity whatsoever permitted by applicable law and any duty (including any fiduciary duty) existing at law or in equity that could be construed in any manner to preclude any such Person from engaging in any activity whatsoever permitted by applicable law is hereby expressly eliminated.
4.6.Valuation. The General Partner will be responsible for the valuation of Units which it will determine in accordance with the Fund’s valuation policies, as updated from time to time.
ARTICLE V
The Shareholders
5.1.Management. Except as expressly provided in this Agreement, no Shareholder shall have the right or power to vote or participate in the management or affairs of the Fund, nor shall any
Shareholder have the power to sign for or bind the Fund or deal with third parties on behalf of the Fund without the consent of the General Partner. The exercise by any Shareholder of any right conferred herein shall not be construed to constitute participation by such Shareholder in the control of the business of the
Fund so as to make such Shareholder liable as a general partner for the debts and obligations of the Fund for purposes of the Act. To the fullest extent permitted by law, no Shareholder owes any duty (fiduciary or otherwise) to the Fund or any other Shareholder as a result of such Shareholder’s status as a
Shareholder, other than to act in good faith (to the extent required by law); provided that this in no way limits any express obligations of a Shareholder provided for herein or in such Shareholder’s Subscription
Agreement.

5.2.Liabilities of the Shareholders. Except as provided by the Act or other applicable law and subject to the obligations to indemnify or reimburse the Fund and the General Partner as provided in Section 10.6(a), and as otherwise expressly required by this Agreement or by applicable law, no
Shareholder shall have any personal liability whatsoever in its capacity as a Shareholder, whether to the
Fund, to any of the Shareholders, or to the creditors of the Fund, for the debts, liabilities, contracts, or other obligations of the Fund or for any losses of the Fund. Notwithstanding any other provision of this
Agreement, no Shareholder shall be required to make contributions to the Fund in excess of such
Shareholder’s Subscription.
5.3.Independent Directors; Board of Directors.
(a)The General Partner shall have the authority to select a board of directors for the
Fund (the “Board”), consisting of at least five members (each, a “Director”), a majority of whom are independent of Carlyle and the Fund under the tests set out in Rule 303A.02 of the New York Stock
Exchange Listed Company Manual or other policy as determined by General Partner (each such independent director, an “Independent Director”). Each Director shall serve a term of three years, which is renewable by the General Partner in its sole discretion. The Board shall be responsible for overseeing the Fund’s periodic reports under the Exchange Act and any other matters delegated to it by the General
Partner and the Independent Directors shall be responsible for overseeing and approving certain situations involving conflicts of interest presented to it by the General Partner. The Independent Directors shall (i)
review and approve or disapprove any potential conflicts of interest in any transaction or relationship between the Fund and the General Partner or any employee or Affiliate thereof that the General Partner determines to present to the Independent Directors and (ii) review and approve any matter (x) for which approval is required under the Advisers Act, including Sections 205(a) and 206(3) thereof, (y) as provided for under this Agreement or (z) as deemed appropriate by the General Partner in its sole discretion. A majority of the Independent Directors are authorized to give or withhold the Fund’s consent or approval as an “independent client representative” with respect to matters required by Section 206(3) of the
Advisers Act and certain other situations involving conflicts of interest. Each Shareholder agrees that, with respect to any consent sought from the Independent Directors under this provision, such consent of the Independent Directors shall be binding on the Fund and the General Partner and its Affiliates, acting in accordance with or pursuant to such consent (or such procedures or standards approved by the
Independent Directors), shall, absent actual fraud or willful misconduct, be fully protected and justified in acting in reliance upon and in accordance with such consent of the Independent Directors. Any matters for which the Board or Independent Directors have authority to act can be effected by majority approval of the Board or Independent Directors, as applicable for all purposes hereunder. If there are only two
Independent Directors, matters requiring consent or approval of a majority of the Independent Directors will require approval of both Independent Directors. The foregoing shall not confer on the Board or any
Director any authority or responsibility to participate in the management or conduct of the business of the
Fund or any Parallel Fund, including to review any investment decisions made by the General Partner or the Investment Advisor, all of which shall be the sole responsibility of the General Partner.
(b)The General Partner may appoint additional directors to the Board from time to time. A majority of the Board shall consist of Independent Directors; provided that, if an Independent
Director departs the Board by reason of death, disqualification, removal or resignation or ceases to be an
Independent Director, this requirement will be suspended for a period not to exceed one hundred and eighty (180) days. The General Partner shall have the right to change or replace any Independent Director for Cause and any Director other than an Independent Director with or without Cause. The approval or consent of the Board shall constitute equivalent approval or consent with respect to any Intermediate
Entity to the extent such approval or consent is sought by the General Partner.
(c)The Board (including the Independent Directors) shall owe a duty to use their reasonable business judgment to act in the best interests of the Fund with respect to matters of the Fund that are within the Board’s authority.
(d)The Fund also has an audit committee (the “Audit Committee”) consisting of the
Independent Directors. The Audit Committee, among other matters, (i) approves the Fund’s auditor, as selected by the General Partner and (ii) approves the Fund’s financial statements.
ARTICLE VI
Expenses and Fees
6.1.General Partner Expenses. The Fund shall not have any salaried personnel other than Directors. Except as set forth in Section 6.3(a), the General Partner and its Affiliates, but not the
Fund or any Shareholders, shall bear and be charged with the following costs and expenses of the Fund’s activities (except to the extent they constitute Organizational and Offering Expenses): (a) any costs and expenses of providing to the Fund the office space, facilities and supplies for the Fund’s operations and
(b) the compensation of the personnel of the General Partner and its Affiliates; provided that the compensation (including retainer payments) of Carlyle Operating Executives which are generally not employees of the General Partner or its Affiliates, as well as any Global Portfolio Solutions Costs, which are generally employees of the General Partner or its Affiliates, shall be borne by the Fund as Fund
Expenses to the extent not paid by a Portfolio Company or Carlyle. In addition, the General Partner (or an
Affiliate thereof) may, at its option, elect to pay all or any portion of Broken Deal Expenses,
Organizational and Offering Expenses or Fund Expenses. The expenses that the General Partner is obligated or elects to pay, subject to adjustment of the Management Fee offset as described in Section 4 of the Advisory Agreement, under this Section 6.1 shall be collectively referred to as the “General Partner
Expenses”.
6.2.Management Fee.
(a)The Fund shall enter into the Advisory Agreement pursuant to which the Fund shall pay to the Investment Advisor, directly or indirectly through an Intermediate Entity (including the
Lower Funds), the Management Fee as set forth therein.
(b)The Shareholders recognize that the Investment Advisor and its Affiliates and employees may receive certain fees as more fully set forth in the Advisory Agreement, and agree that the
Management Fee payable under the Advisory Agreement will not be affected thereby, except as provided in the Advisory Agreement.
6.3.Fund Expenses.
(a)Unless otherwise determined by the General Partner, the Fund shall bear and be charged with all costs and expenses of the Fund’s operations (and shall promptly reimburse the General

Partner, the Investment Advisor or their Affiliates, as the case may be, to the extent that any of such costs and expenses are paid by such party and provided that none of General Partner, the Investment Advisor or their respective Affiliate, as applicable, has determined in its sole discretion, to waive such reimbursement) (the “Fund Expenses”) including, without limitation:
(i)fees, costs and expenses (including indemnification costs and expenses) of any administrators (including SEI Investments Company, and any other administrators, service providers and related platforms that provide and/or that perform anti-money laundering or “know your customer” diligence and investor verification services in connection with the onboarding and ongoing participation of Shareholders in the Fund), custodians, depositaries, Swiss representative and paying agent, attorneys, accountants, tax advisers, operating executives, consultants, brokers, deal finders, agents, valuation experts (including any independent valuation advisors) (including the cost of any valuation of, or fairness opinion relating to, any Portfolio Company or other asset or liability, or potential transaction, of the Fund), data providers (including related systems and services from such data providers and data management software as well as any information technology, hardware and other technology incorporated into the cost of obtaining such data), appraisers, transfer agents (including SS&C) and other advisers and professionals (including audit and certification fees and the costs of preparing, printing and distributing notices and reports to
Shareholders) and fees, costs and expenses for obtaining and maintaining information management systems (whether maintained at Carlyle or otherwise) or technology (including the costs of any professional service providers, subscriptions and related software/hardware), internal expenses, charges and/or related costs incurred, charged or specifically attributed or allocated to the Fund in connection with such provision of services relating to account maintenance, auditing, research, market data, investor communications (including electronic subscription materials) and/
or technology (including costs and expenses of employees, consultants, third-party service providers and related software/hardware/SaaS and server infrastructure and hosting);
(ii)fees, costs and expenses associated with the Fund’s administration, the administration of assets, financial planning and treasury activities, the preparation and delivery of all of the Fund’s financial statements, tax returns and Schedule K-1s (including any successors thereto), reporting on impact and ESG-related matters, subscriptions, distribution notices, other reports and notices and other required or requested information (including the cost of any third-
party administrator that provides accounting and administrative services to the Fund), fees, costs and expenses incurred to audit such reports, provide access to such reports or information
(including through a website or other portal) and any other operational, secretarial or postage expenses relating thereto or arising in connection with the distribution thereof;
(iii)all out-of-pocket fees, costs and expenses (including retainer fees and other compensation), if any, incurred in connection with or relating to sourcing, developing, bidding on, evaluating, negotiating, structuring, obtaining regulatory approvals for, purchasing, trading, clearing, settling, monitoring, maintaining custody of, holding, operating and disposing of actual or potential investments and costs of related information management and trading systems, whether maintained at Carlyle or otherwise, including without limitation any valuation (including the independent valuation advisors), financing, legal, accounting, loan administration, advisory and consulting expenses (including if incurred by or owing to Carlyle Operating Executives) and any travel and accommodation expenses in connection therewith (to the extent not subject to any reimbursement of such costs and expenses by entities which the Fund invests or by other third parties), any costs and expenses incurred in connection with attending industry conferences, any costs and expenses arising from any foreign exchange or other currency transactions, specialty and custom software (including software for monitoring risk, compliance and the overall portfolio) and any insurance, indemnity, investigation, litigation or similar expense;
(iv)any out-of-pocket fees, costs and expenses, if any, incurred in connection with the Fund’s legal, tax, regulatory and statutory compliance with U.S. federal, state, local, non-U.S.
or other law or regulation (including, without limitation, regulatory filings of the Investment
Advisor and its affiliates relating to the Fund and its activities, including the Form 10 registration statement, Form PF, Form ADV (with respect to the Investment Advisor), Exchange Act reports, reports and notices to be filed with the CFTC and National Futures Association, reporting on and compliance with FATCA and any comparable legislation or regulations published by any other relevant jurisdiction, including, in each case, reports, disclosures) and/or other regulatory filings
(or filings with any applicable self-regulatory organization) of the Investment Advisor and its affiliates relating to the Fund’s activities;
(v)fees, costs and expenses related to the organization or maintenance of any
Intermediate Entity, including without limitation any travel and accommodation expenses related to such entity, the salary and benefits of any personnel (including personnel of the Investment
Advisor or its affiliates) reasonably necessary and/or advisable for the maintenance and operation of such entity or other overhead expenses in connection therewith;
(vi)all out-of-pocket costs and expenses, if any, incurred by or on behalf of the Fund, any Feeder Fund, any Parallel Fund, or any Intermediate Entity, in developing, bidding on, negotiating and structuring prospective or potential Investments which are not ultimately made, including (A) any legal, accounting, advisory, consulting or other third-party expenses including amounts payable to Carlyle Operating Executives in connection therewith and any travel and accommodation expenses, (B) all fees (including commitment, break-up, reverse break-up, topping, termination and other similar fees), costs and expenses of lenders, investment banks and other financing sources in connection with arranging financing for a proposed Investment that is not ultimately made, (C) any out-of-pocket fees, costs and expenses paid to an individual or group pursuing a business plan that is not successfully implemented and any deposits or down payments of cash or other property which are forfeited and (D) broker or other third-party deal sourcer’s fees and expenses (including retainers or similar fees and advancement of expenses), to the extent not reimbursed by an entity in which the Fund has invested or proposes to invest or other third parties, including in connection with the Warehouse Entity (“Broken Deal Expenses”).
(vii)brokerage commissions, prime brokerage fees, custodial expenses, agent bank and other bank service fees, travel and related expenses and other investment costs, fees and expenses actually incurred in connection with actual Investments;
(viii)fees, costs and expenses payable to a placement agent, distributor and/or other intermediary in respect of the Subscription by Shareholders admitted through a placement agent, distributor and/or other intermediary (to the extent such fees, costs or expenses are not borne by such Shareholders directly);

(ix)out-of-pocket fees, costs and expenses, if any, associated with any third-party examinations or audits (including other similar services) of the Fund, the General Partner or the
Investment Advisor that are attributable to the operation of the Fund or requested by
Shareholders;
(x)the costs and expenses of any lenders, investment banks and other financing sources (including principal and interest on and fees and other expenses arising out of all borrowings made by the Fund permitted to be incurred under Section 4.1(c) or as otherwise permitted by this Agreement, including, but not limited to, the arranging thereof and any related expenses or professional fees incurred in connection with any procedure reports for lenders and any indemnification obligations) as well as interest on any borrowings made by an Intermediate
Entity;
(xi)the costs of any litigation, directors’ and officers’ liability or other insurance
(including the Fund’s share of any premiums for insurance maintained by Carlyle) and indemnification (including any indemnification expenses of any finders, placement agents, distributors and/or other intermediaries) or extraordinary expense or liability relating to the affairs of the Fund, including indemnification obligations to any dealer or similar counterparty;
(xii) the out-of-pocket expenses incurred in connection with any amendments to this
Agreement, including the solicitation of any consent, waiver or similar acknowledgment from the
Shareholders, or preparation of other materials in connection with compliance (or monitoring compliance) with this Agreement and any other constituent or related documents of the Fund;
(xiii)the out-of-pocket expenses incurred in connection with any redemption or transfer of Units;
(xiv)expenses of restructuring or dissolving, winding up and terminating the Fund, any Feeder Funds, any Parallel Funds and any Intermediate Entities;
(xv)except as described this Agreement, any taxes, fees or other governmental charges levied against or payable by the Fund and all expenses incurred in connection with any tax audit, investigation, settlement or review of the Fund (including any fees, costs and other expenses incurred by the Partnership Representative and Designated Individual acting in such capacity);
(xvi)all charges, expenses, costs and fees (including, without limitation, allocable compensation and other overhead (including rent and utilities)) of the Investment Advisor, its affiliates or other persons attributable or allocable to the provision of in-house administrative, accounting (including tax services (e.g., tax compliance, tax oversight and tax structuring)), legal, tax, compliance (including the Fund’s chief compliance officer, if one is named), hedging and currency management, transfer pricing, leveraged purchasing, IT system support and sustainability services to the Fund, any Parallel Fund and/or Portfolio Companies, and expenses, charges and/or related costs incurred by the Fund, any Parallel Fund, the Investment Advisor or
its affiliates in connection with such provision of services;

(xvii) fees, costs and expenses of a Carlyle Broker Dealer in connection with the provision of Broker Dealer Services to the Fund or any Portfolio Companies;
(xviii)to the extent not paid by an Intermediate Entity, Feeder Fund or its respective equityholders, the expenses of such Intermediate Entity and/or Feeder Fund (which expenses may be specially allocated to the Shareholders with a direct or indirect interest in such Intermediate
Entity and/or Feeder Fund);
(xix) fees, costs and expenses of the Board and any third-party advisory committees and the activities related thereto and any expenses associated with any meeting or conference with a group of Shareholders;
(xx)all other costs and expenses of the Fund and its affiliates in connection with the business or operation of the Fund and its Portfolio Companies;
(xxi)all costs and expenses of the Fund and its affiliates in connection with any
Approved Warehoused Investment; and
(xxii)all other expenses approved by the Board.
(b)Fund Expenses relating to Investments shall generally be allocated among the
Fund and Other Carlyle Accounts (including Comparable Funds) in a manner the General Partner determines to be fair and reasonable. Fund Expenses may be paid out of any funds of the Fund (or of any
Feeder Funds, Parallel Funds and/or Intermediate Entities) in a manner reasonably determined by the
General Partner. If the Fund (or any Feeder Funds, Parallel Funds and/or Intermediate Entities) invests alongside or in an Other Carlyle Account, any expenses that are payable in accordance with the governing terms of such Other Carlyle Account shall be deemed payable by the Fund (or any Feeder Funds, Parallel
Funds or Intermediate Entities) pursuant to this Agreement (with respect to the Fund’s (and/or any Feeder
Funds’, Parallel Funds’ and/or Intermediate Entities’) allocable portion of such expenses). The General
Partner also may cause the Fund (and/or any Feeder Funds, Parallel Funds and/or Intermediate Entities) to
borrow funds to pay operating expenses pursuant to Section 4.1(c).
(c)Any amounts paid by the Fund or resulting from any instrument or other arrangement designed to hedge or reduce one or more risks associated with an Investment shall be considered a Fund Expense relating to such Investment or may be capitalized as part of the acquisition price of such Investment.
6.4.Certain Expenses. Notwithstanding anything herein to the contrary, the General
Partner shall, to the extent applicable and in the General Partner’s reasonable discretion, specially allocate to a Feeder Fund (including any Feeder Fund investor) any Fund Expenses and any other expenses, obligations, indemnities or liabilities, contingent or otherwise, of the Fund relating to such Feeder Fund, as the case may be, it being understood that any such expenses, obligations, indemnities or liabilities relating to a Feeder Fund shall be borne indirectly solely by the Feeder Fund investors (pro rata based on such Feeder Fund investor’s interest in such Feeder Fund) and that the obligations of the other
Shareholders hereunder in respect of such obligations, indemnities or liabilities shall not in any way be increased as a result thereof. The General Partner may, to the extent applicable, hold all or any portion of any Subscription made by a Feeder Fund pursuant to the preceding sentence in reserve and apply such amounts any time to satisfy any such expenses, obligations, indemnities or liabilities, contingent or otherwise, relating to such Feeder Fund.
ARTICLE VII
Books and Records and Reports to Shareholders
7.1.Books and Records.
(a)The General Partner shall keep or cause to be kept complete and appropriate records and books of account. Except as otherwise expressly provided herein, the books and records of the Fund shall be maintained in accordance with U.S. generally accepted accounting principles, consistently applied, and shall be maintained for at least five (5) years following the termination of the
Fund. The books and records shall be maintained or caused to be maintained at the principal office of the
Fund. Upon furnishing reasonable advance written notice to the General Partner, any Shareholder (other than a defaulting Shareholder) or its duly authorized representatives shall be permitted to inspect the books and records of the Fund for any proper purpose reasonably related to such Shareholder’s Units consistent with reasonable confidentiality restrictions established by the General Partner in accordance with Section 17-305 of the Act, which restrictions shall not be inconsistent with Section 11.4, at any reasonable time during normal business hours at the sole cost and expense of such Shareholder; provided that any such Shareholder or its duly authorized representatives shall only be permitted to inspect that portion of the books and records of the Fund that are necessary and essential to such purpose for which such inspection is sought; provided, further, that any such Shareholder or its duly authorized representatives shall not be permitted to inspect any portion of the books and records of the Fund related to, and/or containing information regarding, any other Shareholder.
(b)Except as set forth specifically in this Article VII and to the fullest extent permitted by Section 17-305 of the Act, no Shareholder shall have the right to obtain any other information about the business or financial condition of the Fund, about any other Shareholder or former
Shareholder or about the affairs of the Fund. No act of the Fund, the General Partner, the Investment
Advisor or any other Person that results in a Shareholder being furnished any such information shall confer on such Shareholder or any other Shareholder the right in the future to receive such or similar information or constitute a waiver of, or limitation on, the Fund’s ability to enforce the limitations set forth in the first sentence of this Section 7.1(b). The Shareholders hereby acknowledge that pursuant to
Section 17-305(f) of the Act, the rights of a Shareholder to obtain information from the Fund shall be limited to only those rights expressly provided for in this Agreement, and that any other rights provided under Section 17-305(a) of the Act shall not be available to the Shareholder or applicable to the Fund.
7.2.Income Tax Information. The General Partner shall prepare and send, or cause to be prepared and sent, to each Person who was a Shareholder at any time during a Fiscal Year copies of such information as may be required for U.S. federal, state, local and non-United States income tax reporting purposes, including copies of Schedule K-1 or any successor schedule or form, for such Person.
The General Partner will use reasonable efforts to cause the Fund to provide to each of the Shareholder’s
United States Internal Revenue Service Schedules K-1 (Form 1065) and K-3 (Form 1065) in relation to the Fund for each taxable year on or before March 31st of the succeeding taxable year. For the avoidance of doubt, delivery of a Shareholder’s Schedule K-1 (Form 1065) and K-3 (Form 1065) to the financial intermediary through which such Shareholder was placed into the Fund shall be deemed to be delivery to such Shareholder for purposes of this Section 7.2. For the avoidance of doubt, the General Partner has the exclusive authority to file (or cause to be filed) a tax return for the Fund and to appoint or designate, and revoke (or otherwise modify) the appointment or designation, of the Partnership Representative and/or
Designated Individual.
7.3.Reports to Shareholders.
(a)Within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Fund (subject to reasonable delays in the event of the late receipt of any necessary financial information from any Portfolio Company as permitted under applicable law), the
General Partner shall make available to each Person who was a Shareholder during such period a quarterly report and unaudited financial statements of the Fund (which may be prepared on a combined basis with respect to the Fund and/or any Feeder Funds, Parallel Funds, and Intermediate Entities and
their respective alternative vehicles). The filing of a Form 10-Q with the Securities and Exchange
Commission that is made available on the Fund’s website will be deemed to satisfy this obligation.
(b)Within ninety (90) days (subject to reasonable delays in the event of the late receipt of any necessary financial information from any Portfolio Company) after the end of each Fiscal
Year of the Fund, the General Partner shall make available to each Person who was a Shareholder during such Fiscal Year an annual report and audited financial statements for the Fund (which may be prepared on a combined basis with respect to the Fund and any Feeder Funds, Parallel Funds, and Intermediate
Entities and their respective alternative vehicles) prepared in accordance with U.S. generally accepted accounting principles. The filing of a Form 10-K with the Securities and Exchange Commission that is made available on the Fund’s website will be deemed to satisfy this obligation.
7.4Fund Informational Meetings. The General Partner may (but shall not be required
to) hold, from time to time, general information meetings with the Shareholders, which may be telephonic.
ARTICLE VIII
Transfers, Withdrawals and Default
8.1.Transfer of the General Partner. Except as otherwise provided in this Agreement
(including, without limitation, Sections 4.1(c) and 4.1(e)), without the consent of a majority of the
Independent Directors or a Majority in Interest, the General Partner shall not have the right to assign, pledge, charge or otherwise transfer all or any portion of its interest as the general partner of the Fund to
Persons other than its Affiliates; provided that without the consent of the Shareholders or a majority of the
Independent Directors, the General Partner may, at the General Partner’s expense, be reconstituted as or converted into a corporation, partnership or other form of entity (any such reconstituted or converted entity being deemed to be the General Partner for all purposes hereof) by merger, consolidation, conversion or otherwise, or assign, pledge, charge or otherwise transfer all or any portion of its interest as the general partner of the Fund to one or more of its Affiliates so long as (i) such reconstitution, conversion or transfer does not have material adverse tax or legal consequences for the Shareholders, (ii)
such Affiliate is under substantially the same Control as the General Partner prior to such transfer and (iii)
in the case of a transfer of all of its interest as the general partner of the Fund, such other entity shall have assumed in writing the obligations of the General Partner under this Agreement, the Subscription

Agreements and any other related agreements of the General Partner, and shall have the right to transfer to any of its Affiliates all or any portion of its interest in the Incentive Allocation, and in connection with such transfer the General Partner may convert all or any portion of its interest as the general partner of the
Fund to a limited partner interest in the Fund. In the event of an assignment or other transfer of all of its interest as a general partner of the Fund in accordance with this Section 8.1, upon execution of a counterpart to this Agreement or an instrument pursuant to which the transferee agrees to adhere to and be bound by the terms of this Agreement, its assignee or transferee shall be substituted in its place and admitted as general partner of the Fund effective immediately prior to such assignment or other transfer and such successor is hereby authorized to and shall continue the Fund without dissolution, and immediately thereafter the General Partner shall withdraw as a general partner of the Fund and cease to be a general partner of the Fund.
8.2.Assignments/Substitutions or Withdrawals by Shareholders.
(a)A Shareholder may not directly or indirectly sell, exchange, assign, mortgage, hypothecate, pledge or otherwise transfer its Units (or any interest therein) in whole or in part to any
Person (an “Assignee”) unless:
(i) such assignment or transfer would not require registration under, or violate the
1933 Act or any state securities or “Blue Sky” laws applicable to the Fund or the Units to be assigned or transferred;
(ii)such assignment or transfer would not cause the Fund to lose its status as a partnership for United States federal income tax purposes or cause the Fund to be required to register under the 1940 Act;
(iii)such assignment or transfer would not otherwise cause the Fund to violate any applicable law, regulation, court order or judicial decree;
(iv)such assignment or transfer would not cause the Fund to be treated as a “publicly traded partnership” taxed as a corporation within the meaning of Section 7704 of the Code and the regulations promulgated thereunder;
(iv)such assignment or transfer would not cause (A) all or any portion of the Fund’s assets to (I) constitute “plan assets” (for purposes of ERISA, Section 4975 of the Code or any applicable
Other Plan Law) of any existing or prospective Shareholder, or (II) be subject to the provisions of ERISA,
Section 4975 of the Code or any applicable Other Plan Law, or (B) the General Partner (or other Persons responsible for the operation of the Fund and/or investment of the Fund’s assets) to become a fiduciary with respect to any existing or prospective Shareholder, pursuant to ERISA, the Code or any applicable
Similar Law, or otherwise; and
(v)such assignment or transfer would not otherwise cause the Fund or any Portfolio
Company to violate any applicable law.
(b)To transfer its Units, a Shareholder shall provide sixty (60) calendar days’ notice to the General Partner, or such reasonably shorter period as agreed to by the General Partner (such period, the “Notice Period”), and submit an executed form to the transfer agent and the Fund, which form shall be provided by the transfer agent upon request. Such transfer will be recorded on the books and records of the Fund and be effective as of the first calendar day of the quarter immediately following the end of the
Notice Period. Each transferor agrees that it will pay all reasonable costs and expenses incurred by the
Fund and the General Partner in connection with such transfer, including, without limitation, attorneys’
and accountants’ fees incurred by the Fund and any transfer, stamp, documentary or other similar taxes in connection with a transfer of Units by such transferor, including in connection with any in-house legal, administrative, accounting, finance, tax, compliance or other similar services provided by the Fund, the
General Partner or their respective Affiliates related to such transfer.  Such expenses shall be due and payable on the day the transferee is admitted to the Fund as a substitute Shareholder.
(c) The General Partner may prohibit any assignment, transfer or substitution (and may not recognize any such assignment, transfer or substitution) if the General Partner believes that such assignment, transfer or substitution would cause the Fund to be treated as a “publicly traded partnership”
within the meaning of Section 7704 of the Code and the regulations promulgated thereunder.
(d)The General Partner and/or its Affiliates may acquire Units of a transferring
Shareholder as a transferee and such Units may be converted to Carlyle Units in the sole discretion of the
General Partner.
(e)For the avoidance of doubt, subject to the terms of this Section 8.2, the General
Partner shall have the right to transfer to any of its Affiliates all or any portion of its interest in the
Incentive Allocation without the consent of the Shareholders, and in connection with such transfer the
General Partner may convert all or any portion of its interest as the general partner of the Fund to form part of a limited partner’s interest as a limited partner of the Fund.
(f)To the fullest extent permitted by law, any attempted assignment or substitution not made in accordance with this Section 8.2 shall be null and void.
8.3.Further Actions. The General Partner may cause this Agreement to be amended to reflect as appropriate the occurrence of any of the transactions referred to in this Article VIII.
8.4.Admissions and Withdrawals Generally. Except as expressly provided in this
Agreement, or otherwise agreed to by the General Partner, no Shareholder shall have the right to withdraw from the Fund or to withdraw any part of its Capital Account.
8.5.Required/Elective Withdrawals.
(a)A Shareholder may be required to withdraw from the Fund in whole or in part, or the General Partner may determine, in its sole discretion, to cause the Fund to redeem a Shareholder’s
Units, if in the reasonable judgment of the General Partner: (i) (a) all or any portion of the assets of the
Fund may be characterized as assets of a Plan for purposes of ERISA, Section 4975 of the Code or any applicable Other Plan Law, whether or not such Shareholder is subject to ERISA, the Code or any Similar
Law without such withdrawal or (b) the General Partner (or other Persons responsible for the operation of the Fund and/or investment of the Fund’s assets) may be considered a fiduciary with respect to any
Shareholder, for purposes of ERISA, Section 4975 of the Code or any applicable Other Plan Law; (ii) the
Fund or any Shareholder is reasonably likely to be subject to any requirement to register under the 1940
Act or any other securities laws of any jurisdiction; (iii) a significant delay, extraordinary expense or material adverse effect on the Fund or any of its Affiliates, any Shareholders, any Portfolio Company,
Investment or any prospective investment is likely to result without such withdrawal; provided, that any such Shareholder shall remain liable to the Fund to the extent of any breach of a representation or covenant made by such Shareholder to the Fund or the General Partner arising out of or relating to such withdrawal; (iv) in the General Partner’s sole and absolute discretion, a violation of or non-compliance with any law, rule or regulation (which may include any anti-money laundering or anti-terrorist financing laws, rules, regulations, directives or special measures) applicable to the Fund (including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept
and Obstruct Terrorism Act of 2001, the U.S. International Money Laundering Abatement and the Anti-
Terrorist Financing Act of 2001 and FATCA) or any material adverse effect on the Fund or any
Shareholder is likely to result from such Shareholder’s continued interest in the Fund; (v) continued
ownership of the Units by a Shareholder may be harmful or injurious to the business or reputation of the
Fund, the General Partner, the Investment Advisor, Carlyle or any of their Affiliates, or may expose any such party to regulatory, tax or economic damages, obligations, disadvantages, fines or penalties; (vi) any of the representations and warranties made by a Shareholder or other Person in connection with the acquisition of Units was not true when made or has ceased to be true; or (vii) it would be in the interest of the Fund for the Fund to redeem the Units.
(b)A Shareholder that is a Public Pension Fund shall have the power to completely or partially withdraw from the Fund if (i) there has been a finding by any court or governmental body of competent jurisdiction in a final judgment or an admission by Carlyle in a settlement of any lawsuit
(provided, for the avoidance of doubt, that the settlement of a lawsuit shall not in and of itself be deemed an admission) that Carlyle has materially violated the Public Pension Fund Reform Code of Conduct with respect to such Public Pension Fund and (ii) such material violation has not been cured (to the extent curable) within sixty (60) calendar days after such finding or admission.
(c)Withdrawals pursuant to this Section 8.5 will be effected by the Fund’s purchase of such Shareholder’s Units (or a portion thereof, as applicable) at the Net Asset Value of such Units at the time of withdrawal. No consent of, or execution of any document by, such Shareholder shall be needed to effect the purchase of the Units pursuant to this Section 8.5.
(d)Unless the General Partner determines otherwise in its sole discretion, the effective date of any withdrawal pursuant to this Section 8.5 shall be the last day of the month in which notice of such withdrawal was given pursuant to this Section 8.5.
(e)For avoidance of doubt, nothing contained herein shall limit the ability of the
Fund to issue a subordinated note to a Shareholder completely or partially withdrawing pursuant to this
Section 8.5 in order to evidence the Fund’s obligation to such Shareholder as provided therein.
8.6.Redemption of Units. Notwithstanding Section 8.4, (i) the General Partner shall cause the Fund to establish a Redemption Program by which the Fund voluntarily offers to redeem Units from Partners from time to time as set forth in Annex B and (ii) the Fund and the General Partner, on
behalf of the Fund, are hereby authorized to redeem Units in accordance with such Redemption Program;
provided, that such redemptions do not impair the capital or operations of the Fund, or cause the Fund to become subject to tax as a corporation. The General Partner may amend or suspend the Redemption
Program if in its reasonable judgment it deems such action to be in the Fund’s best interest, including, but not limited to, for tax, regulatory or other structuring reasons.

ARTICLE IX
Duration and Termination of the Fund
9.1.Duration.
(a)The Fund shall be dissolved upon (i) a determination made by the General
Partner at any time in its sole discretion that the dissolution and winding up of the Fund is in the best interests of the Fund, (ii) a GP Event of Withdrawal or the termination, dissolution or withdrawal of the
General Partner (iii) the entry of a decree of dissolution of the Fund pursuant to Section 18-802 of the
Act, or (iv) any event that causes the last remaining limited partner of the Fund to cease to be a limited partner of the Fund, unless the Fund is continued without dissolution as permitted by the Act.
(b)Upon dissolution of the Fund, the Fund shall be wound up and liquidated. The
General Partner shall use its reasonable best efforts to reduce to cash and cash equivalent items such assets of the Fund as the General Partner or such liquidator shall deem it advisable to sell, subject to obtaining fair value for such assets and any tax, legal, contractual, market or other considerations
(including legal restrictions on the ability of a Shareholder to hold any assets to be distributed in kind), over such time as is reasonably necessary to settle gradually and close the Fund’s business under the circumstances then applicable to the Fund.
9.2.Termination.
(a)After the dissolution of the Fund, the General Partner shall make distributions out of the Fund assets in the following manner and order:
(i)first, to the satisfaction of the expenses of the winding-up, liquidation and dissolution of the Fund and all creditors of the Fund as required by the Act (including liabilities of the Fund for the Management Fee, the Incentive Allocation and the Servicing Fee), but
excluding any other liabilities of the Fund to Shareholders, either by the payment thereof or the making of reasonable provision therefor by establishing reserves, in amounts established by the
General Partner, to meet such liabilities of the Fund; and
(ii)second, to pay, in accordance with the terms agreed among them and otherwise on a pro rata basis, all creditors of the Fund that are Shareholders, either by the payment thereof or the making of reasonable provision therefor.
(b)The remaining proceeds, if any, plus any remaining assets of the Fund, shall be applied and distributed pro rata based on the aggregate Net Asset Value of Units held by each Partner by the end of the Fiscal Year during which the winding up of the Fund is completed or, if later, within ninety
(90) calendar days after the date such winding up is completed.
(c)For purposes of the application of this Section 9.2 and determining Capital
Accounts on liquidation, all unrealized gains, losses and accrued income and deductions of the Fund shall be treated as realized and recognized immediately before the date of distribution.

ARTICLE X
Capital Accounts and Allocations of Profits and Losses
10.1.Capital Accounts.
(a)A separate capital account (the “Capital Account”) shall be established and maintained for each Partner. The Capital Account of each Partner shall be credited with such Partner’s
Subscriptions to the Fund, all Profits allocated to such Partner pursuant to Section 10.2 and any items of income or gain which are specially allocated pursuant to Section 10.3 or otherwise pursuant to this
Agreement; and shall be debited with all losses allocated to such Partner pursuant to Section 10.2, any items of loss or deduction of the Fund specially allocated to such Partner pursuant to Section 10.3 or otherwise pursuant to this Agreement, and all cash and the Carrying Value of any property (net of liabilities assumed by such Partner and the liabilities to which such property is subject) distributed by the
Fund to such Partner. To the extent not provided for in the preceding sentence, the Capital Accounts of the Partners shall be adjusted and maintained in accordance with the rules of United States Treasury
Regulations Section 1.704-1(b)(2)(iv), as the same may be amended or revised; provided that such adjustment and maintenance does not have a material adverse effect on the economic interests of the
Partners. Any references in any section of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any transfer of any interest in the Fund in accordance with the terms of this
Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. In furtherance of the foregoing and in accordance with United States Treasury
Regulation Section 1.1061-3(c)(3)(ii)(B), the Fund shall, (i) calculate separate allocations attributable to
(A) the Incentive Allocation and any other distribution entitlements that are not commensurate with capital contributed to the Fund, and (B) any distribution entitlements of the Partners that are commensurate with capital contributed to the Fund (in each case, within the meaning of United States
Treasury Regulation Section 1.1061-3(c)(3)(ii)(B) and as reasonably determined by the General Partner), and (ii) consistently reflect each such allocation in its books and records. In the event of any transfer of any Unit in accordance with the terms of this Agreement, the transferee shall succeed to the Capital
Account of the transferor to the extent it relates to transferred Units.
(b)No Partner shall be required to pay to the Fund or to any other Person the amount of any negative balance which may exist from time to time in such Partner’s Capital Account, including at the time of liquidation of the Fund.
10.2.Allocations of Profits and Losses. Except as otherwise provided herein, Profits,
Losses and, to the extent necessary, individual items of income, gain, loss or deduction of the Fund shall be allocated among the Capital Accounts of the Partners in a manner that as closely as possible gives economic effect to the provisions of Articles III and IX and the other relevant provisions of this
Agreement.
10.3.Special Allocation Provisions. Notwithstanding any other provision in this
Article X:
(a)Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum
Gain or Partner Nonrecourse Debt Minimum Gain (determined in accordance with the principles of

United States Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any Fund taxable year, the
Partners shall be specially allocated items of Fund income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to United States Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The
items to be so allocated shall be determined in accordance with United States Treasury Regulations
Section 1.704-2(f). This Section 10.3(a) is intended to comply with the minimum gain chargeback requirements in such United States Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in
United States Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).
(b)Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in United States Treasury Regulations Sections
1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Fund income and gain shall be specially allocated to such
Partner in an amount and manner sufficient to eliminate the deficit balance in its Capital Account created by such adjustments, allocations or distributions as promptly as possible.
(c)Gross Income Allocation. In the event any Partner has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Partner is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of United States Treasury Regulations
Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Fund income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 10.3(c) shall be made only if and to the extent that a Partner would have a deficit Capital
Account in excess of such sum after all other allocations provided for in this Article X have been tentatively made as if Section 10.3(b) and this Section 10.3(c) were not in this Agreement.
(d)General Partner Expenses. To the extent, if any, that General Partner Expenses and any items of loss, expense or deduction resulting therefrom are deemed to constitute items of Fund loss or deduction rather than items of loss or deduction of the General Partner, such General Partner
Expenses and other items of loss, expense or deduction shall be allocated 100% to the General Partner.
(e)Payee Allocation. In the event any payment to any Person that is treated by the
Fund as the payment of an expense is recharacterized by a taxing authority as a Fund distribution to the payee as a partner, such payee shall be specially allocated an amount of Fund gross income and gain as quickly as possible equal to the amount of the distribution.
(f)Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the
Partner pro rata based on the number of Units held by each Partner.
(g)Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any
taxable period shall be allocated to the Partner who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with United States
Treasury Regulations Section 1.704-2(j).
(h)Special Allocation. Any special allocation of income or gain pursuant to Section
10.3(b) or (c) hereof shall be taken into account in computing subsequent allocations pursuant to Section
10.2 and this Section 10.3(h), so that the net amount of any items so allocated and all other items allocated to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner if such allocations pursuant to Section 10.3(b) or (c) had not occurred.
10.4.Tax Allocations. For income tax purposes only, each item of income, gain, loss and deduction of the Fund shall be allocated among the Partners in the same manner as the corresponding items of Profits and Losses and specially allocated items are allocated for Capital Account purposes;
provided that in the case of any Fund asset the Carrying Value of which differs from its adjusted tax basis for United States federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and
(c) of the Code (in any manner determined by the General Partner) so as to take account of the difference between Carrying Value and adjusted basis of such asset. Notwithstanding the foregoing, the General
Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account such facts and circumstances as it deems reasonably necessary for this purpose. All matters concerning allocations for U.S. federal, state and local and non-
U.S. income tax purposes, including accounting procedures, not expressly provided for by the terms of this Agreement will be determined by the General Partner. To the extent there is an adjustment by a taxing authority to any item of income, gain, loss, deduction or credit of the Fund (or an adjustment to any
Partner’s distributive share thereof), the General Partner may reallocate the adjusted items among each
Partner or former Partner (as determined by the General Partner) in accordance with the final resolution of such audit adjustment. In the event that the Units are redeemed pursuant to Section 8.5 or Section 8.6 of this Agreement, the General Partner may elect to allocate specifically for United States federal income tax purposes Profits or Losses (or items of income, gain, and loss, including items taxable at ordinary income rates and short- and long-term capital gains and losses) to any Partner whose Units are partially or fully redeemed (including a Partner whose Units are only partially redeemed) to the extent that the amount of the Partner’s tax basis attributable to such redeemed Units is greater or less than the amount the Partner received on redemption.
10.5.Other Allocation Provisions. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with United
States Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. Sections 10.2 to 10.5 may be amended at any time by the General
Partner without the consent of any other Shareholder or any other Person, if necessary to comply with such regulations or to ensure that allocations hereunder give economic effect to provisions of this
Agreement.
10.6.Tax Advances.
(a)Notwithstanding any other provision of this Agreement, each Shareholder hereby authorizes the Fund and the General Partner (or any of its Affiliates) to withhold and pay over, or otherwise pay, any withholding or other taxes payable or required to be deducted by the Fund, the
General Partner or any of its Affiliates pursuant to the Code or any provision of U.S. federal, state, local or non-U.S. tax law with respect to such Shareholder or as a result of such Shareholder’s participation in the Fund. Any withholding referred to in this Section 10.6 may be made at the maximum applicable statutory rate under applicable law unless the General Partner has received evidence as required under law or satisfactory to the General Partner to the effect that a lower rate is applicable or that no withholding is applicable. Each Shareholder hereby agrees that neither the Fund nor any Shareholder will be liable to any other Shareholder for any excess taxes reasonably withheld in respect of a Shareholder’s Interest, and that a Shareholder’s recourse will be limited to a refund claim or other claim or action against the applicable taxing authority. To the extent the General Partner reasonably determines that the Fund (or any entity in which the Fund holds an interest) is required by law to withhold or to make tax payments on behalf of or with respect to any Shareholder or as a result of a Shareholder’s participation in the Fund
(e.g., withholding taxes or taxes paid pursuant to Section 6225 of the Code) (“Tax Advances”), the
General Partner (or any entity in which the Fund holds an interest) may withhold or escrow such amounts and make such tax payments as so required. All Tax Advances made on behalf of a Shareholder will, at the option of the General Partner, (i) be promptly paid to the Fund by the Shareholder on whose behalf such Tax Advances were made (which payment will not constitute a capital contribution or reduce the
Unpaid Capital Commitment of a Shareholder), (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Shareholder or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of winding up of the Fund’s assets otherwise payable to such Shareholder or the amount to be paid to such Shareholder pursuant to a redemption or (iii) be repaid by treating such Tax Advances with respect to such
Shareholder as a redemption of Units at a price per Unit equal to the most recent Net Asset Value per Unit at the time of such Tax Advances, and such Units treated as redeemed shall be cancelled. Whenever the
General Partner selects option (ii) pursuant to the preceding sentence for repayment of a Tax Advance by a Shareholder, for all other purposes of this Agreement such Shareholder will be treated as having received all distributions or redemption proceeds (whether before or upon liquidation of the Fund’s assets) unreduced by the amount of such Tax Advance. To the fullest extent permitted by law and unless otherwise agreed to in writing with the General Partner, each Shareholder hereby agrees to indemnify and hold harmless the Fund and the other Shareholders from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax or interest) with respect to income attributable to or distributions or other payments to such Shareholder. The foregoing indemnity obligation of each
Shareholder shall survive the dissolution, winding up and termination of the Fund. In the event the Fund is being wound up and a liability is asserted by a governmental authority against the General Partner or any member or officer of the General Partner for Tax Advances made or required to be made, the General
Partner shall have the right to be reimbursed from the Shareholder on whose behalf such Tax Advance was made or required to be made. The obligations of a Shareholder set forth in this Section 10.6 shall survive the withdrawal of any Shareholder from the Fund, any transfer of a Shareholder’s Interest, and any other event that causes a Shareholder to cease to be a limited partner in the Fund.
(b)The General Partner may receive a cash advance against distributions of
Incentive Allocation to the General Partner to the extent that distributions of Incentive Allocation actually received by the General Partner during a Fiscal Year are not sufficient for the General Partner or any of its beneficial owners (whether such interests are held directly or indirectly) to pay when due any income tax
(including estimated income tax) imposed on it or them that is attributable to income allocated to the
General Partner for such Fiscal Year hereunder (including, for the avoidance of doubt, allocations to the
General Partner of taxable income with respect to Units issued pursuant to Section 3.3), calculated using the Assumed Income Tax Rate; provided that the aggregate amount of income considered allocated to the
General Partner for a Fiscal Year shall be reduced to the extent of any cumulative net losses allocated to the General Partner from the Fund in prior Fiscal Years. Amounts of Incentive Allocation otherwise to be distributed to the General Partner pursuant to Section 3.3 shall be reduced by the amount of any prior advances made to the General Partner pursuant to this Section 10.6(b) until all such advances are restored to the Fund in full.

10.7.Tax Filings. Each Shareholder shall provide such cooperation and assistance, including but not limited to executing and filing forms or other statements, as is reasonably requested by the General Partner to enable the Fund or any entity in which the Fund owns a direct or indirect interest to satisfy any applicable tax reporting or compliance requirements or to qualify for an exception from or reduced rate of tax or other tax benefit or be relieved of liability for any tax.
10.8. Tax Considerations. The General Partner will use reasonable efforts to cause the
Fund to structure its direct and indirect investments in jurisdictions outside of the United States and to conduct the operations of the Fund so as to avoid any Shareholder (i) having a “permanent establishment” (or other taxable nexus) in any non-U.S. jurisdiction which causes the Shareholders to become subject to tax in any non-U.S. jurisdiction in respect of income not derived from the Fund, or to become subject to tax in any non-U.S. jurisdiction on a net income basis in respect of income derived from the Fund, or (ii) being required, in its own capacity, to file any tax returns in any non-U.S.
jurisdiction (other than any such filings required to obtain refunds of amounts withheld or to avoid or reduce any rate of withholding), in each case solely as a result of the Shareholder having invested in the
Fund.
ARTICLE XI
Miscellaneous
11.1.Waiver of Accounting and Partition. Except as may be otherwise required by law, each Shareholder hereby irrevocably waives any and all rights that it may have to maintain an action for an accounting or for partition or similar action of any of the Fund’s property.
11.2.[Reserved.]
11.3.Amendments.
(a)The terms and provisions of this Agreement may be modified, amended or waived at any time and from time to time with the written consent of the General Partner (including an amendment in the form of a merger, consolidation, conversion or similar transaction into a successor entity to the Fund); provided that any modification, amendment or waiver that is viewed by the General
Partner in its sole discretion, as a whole together with all such modification, amendment or waiver, as having a material adverse effect on the Shareholders in the aggregate shall require the approval of the
Independent Directors and will not take effect until the Shareholders have received notice of such modification, amendment or waiver (including through a 1934 Act report) and, following receipt of such notice, at least two (2) redemption offers of Units have taken place (it being understood by the parties hereto that an amendment to this Agreement made in accordance with Section 11.3(f) shall not be construed to have a material adverse effect on the Shareholders in the aggregate and shall not require the approval of the Independent Directors).
(b)Notwithstanding the foregoing, this Agreement may be amended by the General
Partner without the consent of the Shareholders to address changes in tax, regulatory or other similar legislation, including changes in tax laws relating to “carried interest,” which adversely affect the U.S.
federal, state or local tax treatment of the Incentive Allocation distributions to the General Partner or its direct or indirect owners and which would not add to the obligations (including any tax liabilities) of any

Shareholder or otherwise alter any of the rights (including entitlements to distributions or any other economic rights) of such Shareholder without the consent of such Shareholder.
(c)Alternatively, in the case of any consent sought by the General Partner under this
Agreement (including, without limitation, with respect to any proposed amendment of this Agreement or any anticipated “assignment” (within the meaning of the Advisers Act) by the General Partner of its Units
or by the Investment Advisor of the Advisory Agreement), the General Partner may also determine that the consent of any percentage in Units of the Shareholders may also be given and/or obtained as follows.
(i)At least forty-five (45) days prior to the proposed effective date of such consent, the General Partner shall give written notice to each Shareholder of such matter and shall request such Shareholder to indicate in writing whether or not it consents thereto. If any Shareholder has not indicated in writing within thirty (30) days (or such longer period as the General Partner may specify in its sole discretion) after such notice whether or not it consents to such matter, the
General Partner shall promptly provide a second notice to such Shareholder of such matter and shall again request such Shareholder to indicate in writing whether or not it consents thereto and shall prominently state in such second notice that if the Shareholder does not indicate in writing within 14 days (or such longer period as the General Partner may specify in its sole discretion)
after such second notice (the end of such fourteenth (14) day or longer period after such notice, the “Notice Date”) whether or not it consents to such matter, the consent of such Shareholder shall not be required to approve such amendment and such Shareholder shall not be considered a
Shareholder for purposes of calculating whether the required vote or consent of Shareholders has been obtained. The consent of any Shareholder that does not indicate whether or not it consents to such matter by the Notice Date shall not be required to approve such matter. At any time on or prior to the Notice Date, a Shareholder may indicate that it does or does not consent to such matter, but after the Notice Date, any indication by a Shareholder that it does not consent to such matter shall not be effective for purposes of the foregoing.
(ii)The consent of a particular percentage of Net Asset Value represented by Units of the Shareholders with respect to such matter shall have been received if at any time prior to the
Notice Date, Shareholders representing such percentage in Units of the Shareholders have affirmatively consented to such matter or if as of the Notice Date, Shareholders representing such percentage in Units of the Shareholders have either affirmatively consented to such matter or are deemed to have consented to such matter as provided above.
(d)Notwithstanding the foregoing, the General Partner shall have the right to amend this Agreement without the approval of the Independent Directors to the extent the General Partner reasonably determines, based upon written advice of tax counsel to the Fund, that the amendment is necessary to provide assurance that the Fund will not be treated as a “publicly traded partnership” taxed as a corporation.
(e)The General Partner shall have the right, on or before the effective date of final regulations, to amend, as determined by the General Partner in good faith, this Agreement to provide for
(i) the election of a safe harbor under United States Treasury Regulations Section 1.83-3(l) (or any similar provision) under which the fair market value of any Units that are transferred in connection with the performance of services is treated as being equal to the liquidation value of that interest, (ii) an agreement by the Fund and all of its Shareholders to comply with the requirements set forth in such regulations and

IRS Notice 2005-43 (and any other guidance provided by the IRS with respect to such election) with respect to all Units transferred in connection with the performance of services while the election remains effective, and (iii) any other amendments reasonably related thereto or reasonably required in connection therewith; provided, that, if such amendment, in the General Partner’s reasonable opinion, would be materially adverse to the economic interests of the Shareholders, such amendment will require the consent of each Shareholder materially adversely affected thereby.
(f)Notwithstanding any other provision of this Agreement, including this Section
11.3, the General Partner, acting alone, is hereby authorized to amend this Agreement in any manner that the General Partner determines to be necessary or appropriate in connection with the creation, authorization or issuance of any additional Units, or any Class or series thereof, pursuant to Section
3.1(b), or to append an annex, exhibit or attachment hereto expressly setting forth the terms, rights and obligations of one or more Class of Units, as such terms, rights and obligations are set forth in the
Memorandum. The General Partner may determine, in its sole discretion, to summarize in such annex, exhibit or attachment the terms, rights and obligations of such Class of Units in the form of a chart, table or otherwise.
(g)Upon obtaining such approvals required by this Agreement and without any further action or execution by any other Person, including any Shareholder, (i) any amendment, restatement, modification or waiver of this Agreement shall be implemented and reflected in a writing executed solely by the General Partner which shall be provided to the Shareholders pursuant to Section
11.6 herein and (ii) Shareholders, and any other party to this Agreement, shall be deemed a party to and bound such amendment, restatement, modification or waiver of this Agreement.
11.4.Entire Agreement.
(a)This Agreement and the other agreements referred to herein (including any other agreements between the General Partner or the Fund and a Shareholder) constitute the entire agreement among the Shareholders with respect to the subject matter hereof and supersede any prior agreement or understanding among or between them with respect to such subject matter. The representations and warranties of the Shareholders in, and the other provisions of, the Subscription Agreements shall survive the execution and delivery of this Agreement.
(b)To the fullest extent permitted by applicable law, the Fund, the General Partner and their respective Affiliates will be required to observe the regulations, internal rules or policies of any
Shareholder that is a Public Pension Fund to the extent (and only to the extent) that such regulation, internal rule or policy was provided, or a certification was made in respect thereof, by such Shareholder and agreed to in writing for this purposes by, the General Partner prior to the closing of such
Shareholder’s investment in the Fund.
11.5.Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this
Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable and contrary to the Act or existing or future applicable law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.
11.6.Notices; Consents.
(a)Any notice to any Shareholder shall be at the address or electronic mail address of such Shareholder set forth in such Shareholder’s Subscription Agreement or such other mailing address or electronic mail address of which such Shareholder shall advise the General Partner or transfer agent in writing. Any notice to the Fund or the General Partner shall be sent to the sources listed in the
Memorandum or as directed on the Fund’s website or other investor resources. The General Partner may at any time change the location to which notices to the Fund or the General Partner shall be directed.
Notice of any such change shall be given to the Shareholders on or before the date of any such change.
(b)Any notices, reports or communications that may or are required to be given hereunder (and/or by or pursuant to applicable law) shall be deemed to have been duly given if (i)
personally delivered (ii) sent by United States Post Office’s Express Mail or by another recognized overnight courier service on the second following Business Day (or third following Business Day if mailed outside the United States), (iii) delivered by e-mail, when received; or (iv) posted on a password protected website maintained by the Fund or its Affiliates and for which any Shareholder has received confirmation of such posting and access instructions by electronic mail, when such confirmation is sent.
11.7.Governing Law and Jurisdiction.
(a)This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. In particular, the Fund is formed pursuant to the Act, and the rights and liabilities of the Shareholders shall be as provided therein, except, to the maximum extent permitted by law, as herein otherwise expressly provided. The Shareholders hereby submit to the nonexclusive jurisdiction of the state and federal courts of the State of Delaware in any action suit or proceeding based on or arising under this Agreement. Each Shareholder consents to being served in any such action, suit or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such Shareholder at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient notice and service of process; provided, however, that nothing in this sentence shall affect or limit any right serve process in any other manner permitted by law. To the fullest extent permitted by law, the
Shareholders hereby waive as a defense that any such action, suit or proceeding brought in such courts has been brought in an inconvenient forum or that the venue thereof may not be appropriate and, furthermore, agree that venue in the State of Delaware for any such action, suit or proceeding is appropriate.
(B)EACH SHAREHOLDER AND THE FUND WAIVE, AND COVENANT
THAT SUCH SHAREHOLDER AND THE FUND SHALL NOT ASSERT (WHETHER AS
PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM
IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT
OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS
OF ANY SHAREHOLDER OR THE FUND OR ANY OF ITS AFFILIATES IN CONNECTION WITH
ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT CONTAINED IN THIS
AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, IN EACH
CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT,

TORT OR OTHERWISE.  THE FUND OR ANY SHAREHOLDER MAY FILE AN ORIGINAL
COUNTERPART OR A COPY OF THIS SECTION 11.7(B) WITH ANY COURT IN ANY
JURISDICTION AS WRITTEN EVIDENCE OF THE CONSENT OF THE SHAREHOLDERS TO THE
WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.
11.8.Successors and Assigns.
(a)Except (i) with respect to the rights of Indemnified Parties and Carlyle hereunder and (ii) with respect to the provisions of Section 4.1(c) and 4.1(e), any lender that provides financing in accordance with Section 4.1(c), none of the provisions of this Agreement shall be for the benefit of or enforceable by the creditors of the Fund or other third parties. This Agreement shall be binding upon and inure to the benefit of the Shareholders, the Initial Shareholder and their legal representatives, heirs, successors and permitted assigns.
(b)To the fullest extent permitted by law, and notwithstanding any term of this
Agreement, the consent of or notice to any Person who is not a party to this Agreement shall not be required for any termination, rescission or agreement to any variation, waiver, assignment, novation, release or settlement under this Agreement at any time.
11.9.Counterparts. This Agreement (or any agreement, document or notice required or permitted by this Agreement, or any amendment to this Agreement) and any additional information incidental thereto may be presented, delivered executed and/or maintained in as many counterparts as necessary or convenient, including both counterparts that are executed on paper and counterparts that are electronic records and executed electronically, and each executed counterpart shall be deemed an original.
All such counterparts shall constitute one and the same document. For the avoidance of doubt, a Person’s execution and delivery of this Agreement (or any agreement, document or notice required or permitted by this Agreement, or any amendment to this Agreement) by electronic signature and/or electronic transmission shall constitute the execution and delivery of a counterpart of the executed document by or on behalf of such Person and shall bind such Person to its terms. The authorization under this paragraph may include, without limitation, a manually signed paper document which has been converted into electronic form (such as scanned into PDF format or transmitted via facsimile), or an electronically signed document converted into another format, for transmission, delivery and/or retention. Any Person executing and delivering this Agreement or any document electronically further agrees to take any and all reasonable additional actions, if any, evidencing its intent to be bound by the terms of this Agreement or other such document, as may be reasonably requested by the General Partner.
11.10.Interpretation.
(a)Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine and the neuter.
(b)Whenever in this Agreement a Person is permitted or required to make a decision
(i) in its “sole discretion”, “sole and absolute discretion” or “discretion” or under a grant of similar authority or latitude, the Person shall be entitled to consider any interests and factors as it desires, including its own interests and shall, to the fullest extent permitted by law, have no duty or obligation to give any consideration to any interest of or factor affecting the Fund or any other Person, or (ii) in its

“good faith” or under another express standard, the Person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise, and, in connection with the foregoing, the term “good faith” shall have the meaning ascribed to such term under Delaware contract law. In no way does this Section 11.10(b) eliminate or modify the General Partner’s implied contractual covenant of good faith and fair dealing.
(c)Whenever in this Agreement a Person is permitted or required to provide its written consent in respect of a matter, such written consent may, if determined by the General Partner, be evidenced by electronic mail.
11.11.Headings. The section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
11.12.Fund Tax Treatment. The Shareholders intend for the Fund to be treated as a partnership for United States federal income tax purposes and no election to the contrary shall be made unless the General Partner in its sole discretion determines that other treatment or election is in the best interest of the Fund.
11.13.Counsel to the Fund. Counsel to the Fund may also be counsel to the General
Partner and its Affiliates. The General Partner may execute on behalf of the Fund and the Shareholders any consent to the representation of the Fund that counsel may request pursuant to the New York Rules of
Professional Conduct or similar rules in any other jurisdiction (“Rules”). The Fund has initially selected
Simpson Thacher & Bartlett LLP (the “Fund Counsel”) as legal counsel to the Fund. Each Shareholder acknowledges that the Fund Counsel does not represent any Shareholder in connection with such
Shareholder’s or any other Shareholder’s investment in the Fund, any matters that may arise out of the organization of the Fund, the offering of Units in the Fund, the management, operation and investment activities of the Fund and any other Fund matters (except in the absence of a clear and explicit agreement to such effect between the Shareholder and the Fund Counsel (and that only to the extent specifically set forth in that agreement)), and that in the absence of any such agreement the Fund Counsel shall owe no duties directly to a Shareholder. In the event any dispute or controversy arises between any Shareholder and the Fund, or between any Shareholder or the Fund, on the one hand, and the General Partner (or an
Affiliate thereof) that the Fund Counsel represents, on the other hand, then each Shareholder agrees that the Fund Counsel may represent either the Fund or the General Partner (or its Affiliate), or both, in any such dispute or controversy to the extent permitted by the Rules, and each Shareholder hereby consents to such representation and waives any conflicts arising out of such representation, claims of attorney-client privilege or other basis for opposing Fund Counsel’s playing this role or seeking to disqualify Fund
Counsel to the maximum extent permitted by the Rules. Each Shareholder further acknowledges that, regardless of whether the Fund Counsel has in the past represented such Shareholder with respect to other matters, the Fund Counsel has not represented the interests of any Shareholder in the preparation and negotiation of this Agreement. In addition, Fund Counsel does not undertake to monitor the compliance of the General Partner and its Affiliates with the investment program, valuation procedures and other guidelines and terms set forth in any marketing materials or the Memorandum delivered to the
Shareholders and this Agreement, nor does Fund Counsel monitor compliance with applicable laws. Fund
Counsel does not investigate or verify the accuracy and completeness of information set forth in any marketing materials or the Memorandum concerning the Fund, the General Partner and their respective
Affiliates and other Persons.
11.14.Compliance with Anti-Money Laundering Requirements. Notwithstanding any other provision of this Agreement to the contrary, the General Partner, in its own name and on behalf of the Fund, shall be authorized without the consent of any Person, including any other Shareholder, to take such action (including requiring any Shareholder to provide it or its designees (including an administrator, transfer agent or counsel) with such information) as it determines to be necessary or advisable to comply with any anti-money laundering or anti-terrorist laws, rules, regulations, directives or special measures, including the actions contemplated by the Subscription Agreements.
11.15.Confidentiality.
(a)Except as otherwise required by law, including, without limitation, any public disclosure law relating to governmental entities, each Shareholder will maintain the confidentiality of information which is Non-Public Information received by such Shareholder pursuant to this Agreement in accordance with such procedures as it applies generally to information of this kind, and shall use such
Non-Public Information solely in connection with monitoring such Shareholder’s investment in the Fund or otherwise with respect to their Units and agrees in that regard not to trade in securities on the basis of any such information. All communications between the General Partner or the Investment Advisor, on the
one hand, and any Shareholder, on the other, shall be presumed to include confidential, proprietary, trade secret and other sensitive information; provided, that the foregoing shall not limit the ability of any
Shareholder to furnish any such information to (i) its Affiliates or advisors or (ii) examiners, auditors, inspectors, attorneys, or persons with similar responsibilities or duties of a nationally recognized industry self-regulatory association, federal or state regulatory body or federal, state or local taxation authority;
provided, further, that such Shareholder shall be liable to the Fund and the General Partner for any such
Affiliate’s or advisor’s failure to comply with the foregoing (unless such Shareholder receives a written undertaking from such Affiliate or advisor to maintain the confidentiality of such information).
(b)Notwithstanding anything in this Agreement to the contrary, to comply with
United States Treasury Regulations Section 1.6011-4(b)(3)(i), each Shareholder (and any employee, representative or other agent of such Shareholder) may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the Fund or any transactions contemplated by the Fund, it being understood and agreed, for this purpose (i) the name of, or any other identifying information regarding, (A) the Fund or any existing or future investor (or any Affiliate thereof) in the Fund, or (B) any investment or transaction entered into by the Fund, (ii) any performance information relating to the Fund or its Investments or (iii) any performance or other information relating to previous funds or other investments sponsored by Carlyle, the General Partner, the Investment Advisor
or their Affiliates, does not constitute such tax treatment or tax structure information.
(c)In order to preserve the confidentiality of certain information disseminated by the
General Partner or the Fund under this Agreement that a Shareholder is entitled to receive pursuant to the provisions of this Agreement, including, but not limited to, quarterly, annual and other reports (other than the IRS Forms 1065, Schedule K-1s), and information provided at the Fund’s informational meetings, the
General Partner may (i) provide to such Shareholder access to such information only on the Fund’s website in password protected, non-downloadable, non-printable format, (ii) to the maximum extent permitted by law, require such Shareholder to return any copies of information provided to it by the

General Partner or the Fund and/or (iii) redact or otherwise omit any Portfolio Company specific information included in any such reports or materials if the General Partner determines that providing such information would be contrary to the best interests of the Fund or any Portfolio Company or prospective Portfolio Company.
(d)Any obligation of a Shareholder pursuant to this Section 11.15 may be waived by the General Partner in its sole discretion.
(e)Notwithstanding anything to the contrary, nothing in this Agreement (including this Section 11.15), shall prohibit or impede any Shareholder from communicating, cooperating or filing a complaint with any governmental agencies, regulatory authorities or self-regulatory organizations
(including but not limited to the Securities and Exchange Commission) with respect to possible violations of any U.S. federal, state or local law or regulation, or from otherwise making disclosures to any such governmental agencies, regulatory authorities or self-regulatory organizations, in each case, that are protected under the whistleblower provisions of any such law or regulation; provided, that in each case such communications and disclosures are consistent with applicable law.
11.16.Survival. Without limitation of the survival of any other provisions of this
Agreement, the indemnities and confidentiality obligations in this Agreement are continuing obligations, independent from the other obligations of the parties under this Agreement and survive termination of this
Agreement.
[Rest of page intentionally left blank]
[Signature Page to Carlyle Private Equity Partners Fund, L.P. – A&R LPA]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.
GENERAL PARTNER:
CPEP GP, LLC
By: _/s/ Jeremy W. Anderson________
Name:Jeremy W. Anderson
Title:    Authorized Person
INITIAL SHAREHOLDER:
CARLYLE SLP LTD.
By: _/s/ Jeremy W. Anderson________
Name:  Jeremy W. Anderson
Title:    Director
Annex A-1
Annex A
FORM OF INVESTMENT ADVISORY AGREEMENT
INVESTMENT ADVISORY AGREEMENT (this “Agreement”), dated as of October 1,
2025, by and between Carlyle Private Equity Partners Fund, L.P., a Delaware limited partnership (the
“Fund”), and Carlyle Investment Management L.L.C., a Delaware limited liability company (the
“Investment Advisor”).
WHEREAS, the Fund desires that the Investment Advisor provide management services, including sourcing, investigating, structuring and negotiating potential investments, managing the
Portfolio Companies post-acquisition, monitoring and evaluating Investments and advising the Fund with respect to disposition opportunities, and the Investment Advisor desires to render such services to the
Fund in consideration of a management fee and other compensation as hereinafter specified; and
WHEREAS, the engagement of the Investment Advisor by the Fund is authorized by the
Amended and Restated Limited Partnership Agreement of the Fund (as amended and/or restated from time to time, the “Partnership Agreement”).
NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:
1.Defined Terms. The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Section 1 or, if not so specified, shall have the meanings specified in the Partnership Agreement.
“Break-Up Fees” shall mean break-up, topping, termination and other similar fees payable in connection with unconsummated transactions by the Fund, net of out-of-pocket expenses incurred by the General Partner or its Affiliates in connection with the transactions out of which such fees arose, including any value-added, sales or similar taxes applicable to such fees.
“Carlyle Broker Dealer” shall mean an Affiliate of the General Partner that (i) is a U.S.
regulated broker dealer or a non-U.S. equivalent thereof or (ii) otherwise conducts a financial services, investment banking, loan origination, structuring, placement, advisory or other similar business, including acting as a broker, dealer, distributor, financial advisor, syndicator, arranger, servicer, underwriter or originator of securities or loans.
“Directors’ Fees” shall mean cash and non-cash directors’ fees, including warrants, options, derivatives and other rights in respect of securities owned by the Fund, but for the avoidance of doubt, not including any stock options or other compensation granted or paid by
Portfolio Companies to employees of Carlyle who serve in a bona fide, non-director management capacity at any such Portfolio Company.
“Expense Support” shall have the meaning specified in Section 4(a) hereof.
“Management Fee” shall have the meaning specified in Section 3 hereof.
“Other Fees” shall mean cash and non-cash commitment, monitoring, organizational, set-
up, advisory, investment banking, underwriting, syndication fees or other similar fees in connection with the purchase, monitoring or disposition of Investments by the Fund, including warrants, options, derivatives and other rights in respect of securities owned by the Fund
Annex A-2
(excluding amounts (i) received by a Carlyle Broker Dealer, (ii) received from co-investors
(including co-investors of any Other Carlyle Account), (iii) received by Carlyle operating executives, senior advisors and similar consultants, (iv) received by members of the Global
Portfolio Solutions team or by Carlyle in respect of the services thereof and (v) that are eligible to be treated as Fund Expenses), net of out-of-pocket expenses incurred by the General Partner or its
Affiliates in connection with the transactions out of which such fees arose, including any value-
added, sales or similar taxes applicable to such fees. For the avoidance of doubt, Other Fees shall not include (i) any stock options or other compensation granted or paid by Portfolio Companies to employees of Carlyle who serve in a bona fide, non-director management capacity at any such
Portfolio Company or (ii) any fees and/or carried interest earned by Carlyle in connection with secondary investments in Other Carlyle Accounts. For these purposes, a new commitment to a continuation vehicle sponsored by Carlyle shall be considered a secondary investment.
“Reduction Amount” shall have the meaning specified in Section 3(b) hereof.
“Specified Expenses” shall mean all expenses incurred in the business of the Fund, including Organizational and Offering Expenses and Fund Expenses, with the exception of (i) the
Management Fee, (ii) the Incentive Allocation, (iii) the Servicing Fee, (iv) Portfolio Company or
joint venture level expenses, (v) brokerage costs or other investment-related out-of-pocket expenses, including with respect to unconsummated transactions, (vi) dividend/interest payments
(including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Fund), (vii) taxes, (viii) ordinary corporate operating expenses,
(ix) certain insurance costs and (x) extraordinary expenses (as determined in the sole discretion of the Investment Advisor).
2.Provision of Services by the Investment Advisor.
(a) The Investment Advisor shall (i) endeavor to source and recommend to the Fund investment opportunities consistent with the purposes of the Fund, (ii) monitor and evaluate
Investments and (iii) provide such other services related thereto as the General Partner may reasonably request.
(b)The Investment Advisor shall maintain a staff trained and experienced in the business of identifying and structuring transactions contemplated by the Partnership Agreement.
Services to be rendered by the Investment Advisor in connection with the Fund’s investment program shall include:
(i)analysis and investigation of potential Portfolio Companies, including their products, services, markets, management, financial situation, competitive position, market ranking and prospects for future performance and analyzing other Investments, including primary and secondary investments in funds (including in Other Carlyle Accounts);
(ii)analysis and investigation of potential dispositions of Investments, including identification of potential acquirers and evaluation of offers made by such potential acquirers;
(iii)structuring of acquisitions of Investments, including through any
Intermediate Entity or Lower Fund;
Annex A-3
(iv)identification of bank and institutional sources of financing, arrangement of appropriate introductions and marketing of financing proposals;
(v)supervision of the preparation and review of all documents required in connection with the acquisition, disposition or financing of each Investment;
(vi)monitoring the performance of Portfolio Companies and, where appropriate, providing advice to the management of the Portfolio Companies at the policy level during the life of an Investment;
(vii)arranging and coordinating the services of other professionals and consultants, including Carlyle;
(viii)performing all such functions as, in the opinion of the General Partner and notified to the Investment Advisor, constitute the risk management functions in respect of the
Fund, including establishing adequate risk management systems relevant to the investment policy of the Fund, including, in each case as applicable, in respect of: market risks, credit risks, liquidity risks, counterparty risks, operational risks, macro-economic and political risks that may affect the Fund, concentration and leverage risks, valuation risks, and currency and foreign exchange risks; and
(ix)providing the Fund with such other services as the General Partner may, from time to time, appoint the Investment Advisor to be responsible for and perform.
(c)Notwithstanding the services provided by the Investment Advisor, the Investment
Advisor shall not be authorized to manage the affairs of, act in the name of, or bind the Fund. The management, policies and operations of the Fund shall be the responsibility of the General Partner acting pursuant to and in accordance with the Partnership Agreement, and all decisions relating to
Fund matters, including, without limitation, the acquisition, management and disposition of
Investments, shall be made by the General Partner acting pursuant to and in accordance with the
Partnership Agreement.
(d)The General Partner, on behalf of the Fund, shall appoint the Investment Advisor to be responsible for and perform all functions as, in the General Partner’s reasonable discretion, constitute such functions or responsibilities (if any) as the General Partner determines are appropriate to be carried out by the Investment Advisor, in each case, in substitution for, and to the exclusion of, the General Partner. The General Partner will monitor the Investment Advisor’s performance of such functions. For the avoidance of doubt, the Investment Advisor shall be permitted to engage one or more Affiliates to serve as a sub-advisor.
3.Management Fee and Other Fees. In consideration of the Investment Advisor’s services hereunder and pursuant to Section 6.2 of the Partnership Agreement, the Fund (directly or indirectly through an Intermediate Entity (including the Lower Funds)) shall pay to the Investment
Advisor a management fee with respect to each Class (the “Management Fee”), calculated in the manner set forth below:
(a)The Management Fee shall be calculated and paid monthly by the Fund (directly or indirectly through an Intermediate Entity (including the Lower Funds)) in arrears on the last
Business Day of each calendar month and shall, with respect to each Class, be equal to 1.25% of the
Annex A-4
Net Asset Value attributable to such Class per annum. The Management Fee shall be payable by the
Fund before giving effect to any accruals for the Management Fee, the Incentive Allocation, the
Servicing Fee, pending Unit redemptions for the month and any distributions and without taking into account accrued and unpaid taxes (whether paid, payable accrued or otherwise) of any Intermediate
Entity (including Corporations) through which the Fund indirectly invests in an Investment or taxes paid by any such Intermediate Entity during the applicable month, as determined in the good faith judgment of the General Partner; provided that (i) with respect to Anchor Units, the Management Fee shall be waived for the first twelve (12) months following the Initial Closing Date and shall be equal to 0.75% per annum of the month-end Net Asset Value attributable to the Anchor Units for twenty four (24) months thereafter and (ii) with respect to Early Investor Units, the Management Fee shall be equal to 0.75% per annum of the month-end Net Asset Value attributable to the Early Investor Units for the first thirty six (36) months following the Initial Closing Date. Carlyle Units do not pay a
Management Fee. The Investment Advisor may elect to receive the Management Fee in cash, Class C
Units and/or shares, units or interests of the Lower Funds.
(b)Any Other Fees, Break-Up Fees and Directors’ Fees earned by the Investment
Advisor or its Affiliates shall be paid directly or indirectly to the Investment Advisor or such
Affiliates, and the Fund recognizes and consents that the Investment Advisor and its Affiliates may receive such Other Fees, Break-Up Fees and Directors’ Fees, and the Management Fee shall not be affected thereby except as expressly set forth in this Section 3(b). The aggregate Management Fee paid by the Fund in any Fiscal Year (in addition to any Management Fee reduction pursuant to
Section 4.1(b)(i) of the Partnership Agreement) shall be reduced (but not below zero) by an amount
(the “Reduction Amount”) equal to the sum of (i) 100% of the Fund’s share of any Break-Up Fees received by the Investment Advisor or its Affiliates in such Fiscal Year up to the amount of Broken
Deal Expenses previously borne by the Shareholders that have not previously been applied to this clause; (ii) 100% of the Fund’s share of any remaining Break-Up Fees received by the Investment
Advisor or its Affiliates in such Fiscal Year that have not previously been applied to this Section 3(b);
(iii) 100% of the Fund’s share of all Directors’ Fees received by the Investment Advisor and its
Affiliates in such Fiscal Year; and (iv) 100% of the Fund’s share of all Other Fees received by the
Investment Advisor or its Affiliates in such Fiscal Year; provided that the Reduction Amount shall be decreased by Fund Expenses and the Fund’s share (pro rata with any Parallel Funds) of Broken Deal
Expenses that the General Partner or its Affiliates had elected to bear; provided, further, that the
Reduction Amount shall not include any amounts received with respect to Approved Warehoused
Investments prior to the time such Approved Warehoused Investments are acquired by the Fund; and
provided, further, that if the Fund acquires an Investment in an Other Carlyle Account, the Reduction
Amount with respect to such Investment will be determined pursuant to the terms of such Other
Carlyle Account and there will not be any further reduction at the Fund level with respect to such
Investment. References in this Section 3(b) to the “Fund’s share” shall mean the proportional amount represented by the aggregate amount of capital funded (or, in the case of Break-Up Fees, proposed to be funded) by the Fund, in respect of the Investment to which such fees relate, divided by the aggregate amount of capital funded (or, in the case of Break-Up Fees, proposed to be funded) in respect of such Investment (I) by the Fund, the Lower Funds, any Parallel Funds and Other Carlyle
Accounts and (II) by any third party that invested (or, in the case of Break-Up Fees, proposed to be invested) in the same or substantially similar securities as those in which the Fund and any Parallel
Funds invested (or proposed to invest) and did not receive a fee in connection therewith, whether or not such third party acquired or acquires such securities in connection with the same transaction in which the Fund invested. The Investment Advisor or its Affiliates may seek to have Broken Deal
Expenses and Fund Expenses borne by the General Partner or its Affiliates reimbursed by third parties, and in the event of such reimbursement, such Broken Deal Expenses and Fund Expenses shall
Annex A-5
not be offset against Other Fees, Break-Up Fees or Directors’ Fees before such Other Fees, Break-Up
Fees or Directors’ Fees, as applicable, reduce the Management Fee. For purposes of this Section 3(b), the Fund’s share of Other Fees, Break-Up Fees or Directors’ Fees shall be allocated among Classes pro rata based on their respective Net Asset Values as of the end of the month in which such amounts are received, and will not include any amounts allocable to other holders of shares, units and interests in the Lower Fund which holds such Portfolio Company.
(c)The Reduction Amounts in respect of fees received by the Investment Advisor and its Affiliates in any month shall be based upon the aggregate of Other Fees, Break-Up Fees and
Directors’ Fees received by the Investment Advisor or its Affiliates and the aggregate of Broken Deal
Expenses and Fund Expenses borne by the General Partner or its Affiliates. The Reduction Amounts
for each month shall be applied to reduce the Management Fee payable during the next month after such amounts are received (but not to an amount below zero) and to the extent not so applied shall be carried forward for application against future installments of the Management Fee until such
Reduction Amount is fully utilized in reducing the Management Fee. To the extent such excess
Reduction Amount with respect to a Class remains unapplied upon (i) the Fund’s final distribution of assets or (ii) the redemption (or withdrawal) of all of the Units in such Class, the Investment Advisor or an Affiliate thereof shall retain such unapplied amount.
(d)The Management Fee for each of (i) the first calendar month during which
Management Fees are paid by a Class and (ii) the last calendar month of the Fund shall each be prorated for the number of days in such period.
(e)For purposes of calculating the Reduction Amount, any Other Fees, Break-Up
Fees or Directors’ Fees received in a form other than cash shall be deemed earned and paid, and shall be valued in good faith by the General Partner, as of the earliest of (i) the date of the disposition by the Investment Advisor or its Affiliates of such non-cash Other Fees, Break-Up Fees or Directors’
Fees, in which case the value of such non-cash fees shall be equal to the net proceeds received by the
Investment Advisor or its Affiliates in connection with such disposition, (ii) the date of the disposition of the underlying Investment in connection with which such non-cash Other Fees, Break-
Up Fees or Directors’ Fees were received and (iii) the date of dissolution of the Fund.
4.Expense Support. (a) Prior to the Initial Closing Date the Investment Advisor
shall, and thereafter the Investment Advisor may, in its sole discretion, advance all or a portion of the
Fund’s Organizational and Offering Expenses and/or Fund Expenses (the “Expense Support”) through such date as determined by the Investment Advisor; provided that, Organizational and Offering Expenses will not be allocated to, or otherwise borne by the Fund until the Initial Closing Date (or such later date as determined by the Investment Advisor in its sole discretion). The Investment Advisor, in its sole discretion, will determine the portion of the Expense Support that is attributable to the Fund, the Feeder, the Intermediate Entities, the Lower Funds and any Parallel Fund. The Fund will reimburse the
Investment Advisor for all such advanced expenses, subject to the specified expense cap and reimbursement limitations described below. The Investment Advisor, in its sole discretion, may waive its right to reimbursement for any such advanced expenses.
(b)Through and including the first twelve months following the Initial Closing Date, the Investment Advisor hereby agrees to forgo an amount of its monthly Management Fee and/or pay, absorb or reimburse certain expenses of the Fund, to the extent necessary so that, for any fiscal year, the Fund’s annual Specified Expenses do not exceed 0.60% of the Fund’s net assets (annualized) as of the end of each calendar month. The Fund hereby agrees to repay the amount of any foregone
Annex A-6
Management Fee and expenses paid, absorbed or reimbursed by the Investment Advisor during such twelve-month period, when and if requested by the Investment Advisor, but only if and to the extent that such Specified Expenses plus any recoupment do not exceed 0.60% of the Fund’s net assets
(annualized) during the applicable month. The Investment Advisor may recapture a Specified
Expense at any time, including in the same year it is incurred. This arrangement cannot be terminated prior to the first anniversary of the Initial Closing Date without the Board’s consent. Unless this arrangement is extended, after the first anniversary of the Initial Closing, the Fund will reimburse the
Investment Advisor for any Expense Support that it has incurred on each entity’s behalf as and when incurred, regardless of when such Expense Support was incurred and without regard to the 0.60% cap described above.
5.Exculpation and Indemnification. The parties hereto acknowledge that the
Investment Advisor and its officers, directors, members, partners, employees, agents, stockholders and
Affiliates are beneficiaries of and are subject to the terms and conditions of the exculpation and indemnification provisions of Sections 4.3 and 4.4 of the Partnership Agreement, which provisions are incorporated herein by reference and which shall apply to this Agreement mutatis mutandis.
6.Term. The term of this Agreement shall be the same as the term of the
Partnership Agreement as set forth in Section 9.1 thereof; provided that this Agreement shall terminate upon (a) in the sole discretion of the General Partner, acting on behalf of the Fund, to so terminate this
Agreement upon sixty (60) days’ prior notice to the Investment Advisor or (b) the termination of the
Fund.
7.Miscellaneous.
(a)This Agreement may be amended, modified or supplemented at any time and from time to time by an instrument in writing signed by each party hereto, or their respective successors or assigns (including, without limitation, amendments to conform to successor entities and applicable regulatory requirements), or otherwise as provided herein, and any provision herein may be waived, by the written consent of the General Partner; provided, that any amendment, modification or supplement that, in the General Partner’s discretion, viewed as a whole together with all such amendments, modifications or supplements, would have a material adverse effect on the Shareholders in the aggregate will require the prior approval of the Independent Directors.
(b)Notices which may or are required to be given hereunder by any party to another shall be in writing and deposited in the United States mail, delivered through a nationally recognized overnight delivery service, hand delivered or sent by e-mail in accordance with the instructions therefor appearing in the Partnership Agreement; provided that notices to the Investment Advisor shall be delivered to the address provided therefor in the books and records of the Fund.
(c)This Agreement shall bind any successors or assigns of the parties hereto as herein provided.
(d)This Agreement (or any agreement, document or notice required or permitted by this Agreement, or any amendment to this Agreement) may be presented, delivered executed and/or maintained in as many counterparts as necessary or convenient, all of which shall constitute one and the same instrument. For the avoidance of doubt, any party’s execution and delivery of this
Agreement (or any agreement, document or notice required or permitted by this Agreement, or any amendment to this Agreement) by electronic signature and/or electronic transmission, including via
Annex A-7
DocuSign or other similar method, shall constitute the execution and delivery of a counterpart of the executed document by or on behalf of such party and shall bind such party to its terms.
(e)This Agreement is intended to create, and creates, a contractual relationship for services to be rendered by the Investment Advisor acting in the ordinary course of its business as an independent contractor and is not intended to create, and does not create, a partnership, joint venture or any like relationship among the parties hereto (or any other parties). The provisions of this
Agreement shall be construed in accordance with and governed by the laws of the State of New York.
(f)Without the consent of a majority of the Independent Directors (which, for the avoidance of doubt, would include all of the Independent Directors in the event there were two or fewer Independent Directors on the Board), the Investment Advisor shall not assign, sell or otherwise dispose of all or any part of its right, title and interest in and to this Agreement, except to an Affiliate thereof; provided, that nothing in this Agreement shall preclude changes to the composition of the members constituting the Investment Advisor; provided, further, that without the consent of the
Board, the Investment Advisor may (i) be reconstituted or reorganized from a limited liability company form to a partnership form, corporate form or any other form of business entity or vice versa so long as Carlyle or its Affiliates control such reorganized entity, (ii) assign all or any portion of its rights and obligations hereunder to any of its Affiliates and (iii) make a collateral assignment of all or any portion of its rights to receive Management Fees and other amounts payable hereunder to secure indebtedness so long as the secured party shall not have any right to become the Investment Advisor hereunder or exercise or perform any of the Investment Advisor’s responsibilities hereunder (other than to enforce the rights of the Investment Advisor with respect to the payment of the Management
Fee).
(g)No failure on the part of either party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this
Agreement are cumulative and not exclusive of any rights or remedies provided by law.
[Rest of page intentionally left blank]
[Signature page to Carlyle Private Equity Partners Fund, L.P. IAA]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representatives thereunto duly authorized effective as of the day and year first above written.
CARLYLE PRIVATE EQUITY PARTNERS FUND, L.P.
By: CPEP GP, LLC, its general partner
By:
Name:
Title:
CARLYLE INVESTMENT MANAGEMENT L.L.C.
By:
Name:
Title:
Annex B-1
Annex B
UNIT REDEMPTION PROGRAM
Capitalized terms used herein and not defined shall have the meaning ascribed to them in the Partnership
Agreement.
Business Day: A day which is not a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in Washington, District of Columbia.
Feeder:  CPEP Feeder, L.P., a Delaware limited partnership.
Fund: Carlyle Private Equity Partners Fund, L.P., a Delaware limited partnership.
General Partner: CPEP GP, LLC, a Delaware limited liability company and an Affiliate of Carlyle, and any general partner substituted therefor and admitted as a general partner of the Fund in accordance with the Partnership Agreement, each in its capacity as a general partner of the Fund.
Investment Advisor: Carlyle Investment Management L.L.C.
NAV: The net asset value of Units, determined as of the last Business Day of each month as determined in accordance with the valuation policies of the Fund, as updated from time to time. As described more fully in the Memorandum and as used herein, NAV refers to the price at which transactions in the Fund’s
Units are made, or “Transactional NAV.”
Partnership Agreement: The Amended and Restated Agreement of Limited Partnership of the Fund, as
may be further amended, supplemented or restated from time to time.
Redeemable Units: Investor Units and Class CG Units.
Redemption Program: This unit redemption program for Redeemable Units of the Fund. Class C Units are not subject to this Redemption Program, including with respect to the quarterly volume limitation described herein.
Redemption Date: The last Business Day of the applicable calendar quarter.
Redemption Price: The redemption price per Unit for each class of Units, which will be equal to the NAV per Unit of the applicable class as of the Redemption Date.
Units: A fractional, undivided interest in the Fund or any Feeder Fund and/or an interest in any
Intermediate Entity or Parallel Fund, unless the context otherwise requires.
Shareholder: The holders of Units of the Fund or any Feeder Fund.
Unit Redemption Program
Under the Redemption Program, to the extent the General Partner chooses to redeem Redeemable Units in any particular calendar quarter, the Fund will redeem Redeemable Units using a purchase price equal to the Redemption Price as of the Redemption Date (which, for the avoidance of doubt, is generally determined on or around the twentieth (20th) Business Day following the Redemption Date), subject to the
Early Redemption Deduction (as defined below).
Shareholders may request that the Fund redeem Redeemable Units through their financial intermediary or directly with the Fund’s transfer agent. Certain broker-dealers require that their clients process redemptions through their broker-dealer, which may impact the time necessary to process such redemption request, impose more restrictive deadlines than described under this Redemption Program, impact the timing of a Shareholder receiving redemption proceeds and require different paperwork or a
Annex B-2
different process than described in this Redemption Program. A Shareholder should contact its broker-
dealer first if it wants to request the redemption of its Redeemable Units.
The procedures relating to the redemption of the Redeemable Units are as follows:
Submission of Redemption Request
For each calendar quarter, a Shareholder may submit a redemption request and required documentation beginning the opening of business on the first Business Day of the applicable quarter and no later than 4 p.m. ET on the last Business Day of the first month of the quarter (such deadline, the “Redemption Deadline” and such submission period, the “Redemption Request Period”).
If a redemption request is received after 4 p.m. ET on the Redemption Deadline of the applicable calendar quarter, the redemption request generally will not be accepted, and if a Shareholder still wishes to have its Redeemable Units redeemed, must be resubmitted by the next quarterly
Redemption Deadline or recommencement of the Redemption Program, as applicable. Redemption requests received and processed by the Fund’s transfer agent on a Business Day, but after the close of business on that day or on a day that is not a Business Day, will be deemed received on the next
Business Day.
All questions as to the form and validity (including time of receipt) of redemption requests and notices of withdrawal will be determined by the General Partner, in its sole discretion, and such determination shall be final and binding.
Redemption requests may be made by mail or by contacting the Shareholder’s financial intermediary, both subject to certain conditions described herein. If making a redemption request by contacting the Shareholder’s financial intermediary, the Shareholder’s financial intermediary may require the Shareholder to provide certain documentation or information. If making a redemption request by mail to the transfer agent, the Shareholder must complete and sign a redemption authorization form, a form of which is attached hereto as Schedule A (for Investor Units) and
Schedule B (for Class CG Units). Written requests should be sent to the Fund’s transfer agent at the following address:

Carlyle Private Equity Partners Fund, L.P.
c/o SS&C GIDS, Inc.
P.O. Box 219895
Kansas City, MO 64121-9895
Direct Overnight Mail:
Carlyle Private Equity Partners Fund, L.P.
c/o SS&C GIDS, Inc.
801 Pennsylvania Ave., Suite 219895
Kansas City, MO 64105-1307

Corporate investors and other non-individual entities must have an appropriate certification on file authorizing redemptions. A signature guarantee may be required.
Cancellation of Redemption Request
Shareholders may withdraw any redemption request before 4 p.m. ET on the Redemption Deadline of the applicable calendar quarter by notifying the Fund’s transfer agent, directly or through the Shareholder’s financial intermediary, on the Fund’s toll-free, automated telephone line, (833) 677-3643. The line is open on each Business Day between the hours of 9 a.m. and 6 p.m. ET.
Annex B-3
Redemption Price
Redemption requests received and processed by the Fund’s transfer agent will be effected at the
Redemption Price, subject to any Early Redemption Deduction.
For the avoidance of doubt, a redeeming Shareholder will not be eligible to receive distributions declared on or after the Redemption Date. Additionally, all Redeemable Units timely submitted for redemption and not withdrawn as of the Redemption Deadline, shall be excluded as of the
Redemption Date from the Fund’s NAV and such redeemed Redeemable Units will not bear fees or expenses, including but not limited to Management Fees, Incentive Allocation and Servicing Fees.
oFor illustrative purposes, for redemptions occurring during the calendar quarter ended
December 31, 2025, Shareholders may submit redemption requests until October 31,
2025, and accepted redemption requests will have a Redemption Date as of December 31,
2025, with a Redemption Price equal to NAV  as of the Redemption Date (which should be determined on or around January 30, 2026). Such redeeming Shareholder shall receive distributions declared as of December 31, 2025, if any, but beginning January 1, 2026, shall be excluded from the Fund’s NAV, and therefore, will not bear any fees or expenses nor receive any distributions.
Settlement of Redemptions and Redemption Proceeds
Settlements of redemptions will generally be made in cash approximately thirty-five (35) calendar days after the Redemption Date (e.g., a Shareholder requesting a December 31st redemption would generally be expected to receive a settlement on or around February 4th of the following year).
For processed redemptions, Shareholders investing with a financial intermediary will receive redemption proceeds via their preferred payment method to the account at their financial intermediary from which their subscription funds were debited.
Shareholders investing without a financial intermediary may request that redemption proceeds be paid by mailed check provided that the check is mailed to an address on file with the Fund’s transfer agent for at least thirty (30) calendar days. Shareholders should check with their broker-
dealer that such payment may be made via check or ACH transfer, as further described below.
Shareholders investing without a financial intermediary may also receive redemption proceeds via
ACH transfer, provided that deposit instructions for their brokerage account or designated U.S.
bank account are provided. For all redemptions paid via ACH transfer, the funds will be deposited in the account on file with the Fund’s transfer agent or, upon instruction, to another financial institution provided that the Shareholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating a bank or brokerage account on file. Funds may be sent to non-U.S. financial institutions so long as instructions for such Shareholder’s U.S.
intermediary bank are provided.
A medallion signature guarantee may be required in certain circumstances described below. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-
dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges
Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program.
Signature guarantees from financial institutions that are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees.
The Fund reserves the right to amend, waive or discontinue this policy at any time and establish
Annex B-4
other criteria for verifying the authenticity of any redemption or transaction request. The Fund may require a medallion signature guarantee if, among other reasons: (1) the amount of the redemption request is over $100,000; (2) a Shareholder wishes to have redemption proceeds paid via ACH transfer to an account other than the designated bank or brokerage account on file for at least thirty (30) calendar days or sent to an address other than such Shareholder’s address of record for the past thirty (30) calendar days; or (3) the Fund’s transfer agent cannot confirm a
Shareholder’s identity or suspects fraudulent activity.
If a Shareholder has made multiple purchases of Redeemable Units, any redemption request will be processed on a first in/first out basis.
Minimum Account Balance
A Shareholder that has less than all of its Redeemable Units redeemed must maintain a minimum account balance after the redemption is affected, the amount of which will be established by the Fund from time to time and is currently $2,500. If a Shareholder requests the redemption of a number of Redeemable Units that would cause the aggregate NAV of the Shareholder’s holdings to fall below the required minimum, the Fund reserves the right to reduce the amount to be redeemed from the Shareholder so that the required minimum balance is maintained. In the alternative, the Fund may also redeem all of such a Shareholder’s
Redeemable Units in the Fund. The General Partner may waive the minimum account balance from time to time in its sole discretion. Minimum account balance redemptions are subject to the Early Redemption
Deduction.
Redemption Limitations
The General Partner may cause the Fund to redeem fewer Redeemable Units than have been requested in any particular calendar quarter to be redeemed under this Redemption Program, or none at all, in its discretion at any time. In addition, redemptions under this Redemption Program will be limited in any calendar quarter to 3% of Redeemable Units outstanding (either by number of Redeemable Units or aggregate NAV of the Fund) (including NAV attributable to any Feeder Fund and any Parallel Fund) as of the last Business Day of the immediately preceding calendar quarter; provided that the General Partner may, in its sole discretion and in accordance with the Partnership Agreement, cause the Fund to offer to redeem Redeemable Units in an amount that exceeds such 3% quarterly volume limitation in any calendar quarter.
If the quarterly volume limitation is reached in any particular calendar quarter or the General Partner determines to redeem some but not all of the Redeemable Units submitted for redemption during any calendar quarter, Redeemable Units submitted for redemption for such calendar quarter will be redeemed on a pro rata basis after the Fund has redeemed all Redeemable Units for which redemption has been requested due to death, disability or divorce and other limited exceptions. Unsatisfied redemption requests will not be automatically carried over to the next redemption period and, in order for a redemption request to be reconsidered, Shareholders must resubmit their redemption request in the next quarterly Redemption Request Period, or upon the recommencement of this Redemption Program, as applicable. Any exchange of a Class of Redeemable Units for an equivalent aggregate NAV of another
Class of Units will not be subject to, and will not be treated as redemptions for the calculation of, the 3%
quarterly volume limitation on redemptions and will not be subject to the Early Redemption Deduction.
For the avoidance of doubt, if a Shareholder’s redemption request is pro-rated in a quarterly redemption offer, the Shareholder will remain in the Fund’s distribution reinvestment plan (“DRIP”) unless such
Shareholder has “opted out” of such DRIP as more fully described in the Memorandum.
The Fund will have no obligation to redeem Redeemable Units, including if such redemptions would violate the restrictions on distributions under federal law or Delaware law. Further, the General Partner may amend or suspend the Redemption Program if in its reasonable judgment it deems such action to be
Annex B-5
in the Fund’s best interest, including, but not limited to, for tax, regulatory or other structuring reasons.
As a result, the Redemption Program may not be available each quarter, such as when the Redemption
Program would place an undue burden on the Fund’s liquidity, adversely affect its operations or risk having an adverse impact on the Fund that would outweigh the benefit of the Redemption Program, in each case as determined by the General Partner in its sole discretion and in accordance with the
Partnership Agreement.
As more fully described in the Memorandum, Class C Units are not subject to the Redemption Program, including with respect to the 3% quarterly volume limitation. The Fund has adopted a separate arrangement to redeem the Class C Units.
Early Redemption Deduction
Subject to limited exceptions, Redeemable Units that have not been outstanding for at least two (2) years will be subject to an early redemption deduction equal to 5% of the value of the NAV of the Redeemable
Units being redeemed (calculated as of the Redemption Date) (the “Early Redemption Deduction”) for the
benefit of the Fund and therefore indirectly the Shareholders. The two-year holding period is measured as of the subscription closing date immediately following the prospective Redemption Date. For illustrative purposes, a Shareholder that acquires Redeemable Units on October 1 would not be subject to an Early
Redemption Deduction for participating in a redemption offer that has a Redemption Date of September
30 two years later (or anytime thereafter). The Early Redemption Deduction will not apply to Redeemable
Units acquired through the Fund’s DRIP.
The General Partner may, from time to time, waive the Early Redemption Deduction in its discretion, including, without limitation, in the following circumstances (subject to conditions described below):
redemptions resulting from death, qualifying disability or divorce of a Shareholder;
in the event that a Shareholder’s Redeemable Units are redeemed because such Shareholder has failed to maintain the $2,500 minimum account balance;
in the case of redemptions arising from the rebalancing of a model portfolio sponsored by a financial intermediary;
due to trade or operational error; or
in certain other circumstances.
As set forth above, the Fund may waive the Early Redemption Deduction in respect of redemption of
Redeemable Units resulting from the death, qualifying disability (as such term is defined in Section
72(m)(7) of the Code) or divorce of a Shareholder who is a natural person, including Redeemable Units held by such Shareholder through a trust or an individual retirement account or other retirement or profit-
sharing plan, after (i) in the case of death, receiving written notice from the estate of the Shareholder, the recipient of the Redeemable Units through bequest or inheritance, or, in the case of a trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust, (ii) in the case of qualifying disability, receiving written notice from such Shareholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the Shareholder became a Shareholder or
(iii) in the case of divorce, receiving written notice from the Shareholder of the divorce and the
Shareholder’s instructions to effect a transfer of the Redeemable Units (through the redemption of the
Redeemable Units by the Fund and the subsequent purchase by the Shareholder) to a different account held by the Shareholder (including trust or an individual retirement account or other retirement or profit-
sharing plan). The Fund must receive the written redemption request within 12 months after the death of the Shareholder, the initial determination of the Shareholder’s qualifying disability or divorce in order for the requesting party to rely on any of the special treatment described above that may be afforded in the
Annex B-6
event of the death, qualifying disability or divorce of a Shareholder. In the case of death, such a written request must be accompanied by a certified copy of the official death certificate of the Shareholder. If spouses are joint registered holders of Redeemable Units, the request to have the Redeemable Units redeemed may be made if either of the registered holders dies or acquires a qualifying disability. If the
Shareholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right to waiver of the Early Redemption Deduction upon death, qualifying disability or divorce does not apply.
Shareholders of the Feeder and any Parallel Fund
For the avoidance of doubt, Shareholders of the Feeder (and any other Feeder Fund) participate in this
Redemption Program as if they were a direct holder of Redeemable Units of the Fund. Any Unit redemption program for a Parallel Fund will include substantially similar timing, volume and suspension limitations as provided for in this Redemption Program. Redemption requests from Shareholders of any
Parallel Fund will be pooled together with the redemption requests of the Fund and the Feeder (and any other Feeder Fund) in applying the redemption limitations above and Shareholders of such Parallel Fund will be subject to the same pro rata redemption treatment, if applicable. The General Partner may determine not to apply the Early Redemption Deduction to Feeder Funds or Parallel Funds or their investors, often because of administrative or systems limitations.
Items of Note
• Shareholders will not receive interest on amounts represented by uncashed redemption checks;
• Under applicable anti-money laundering regulations and other federal regulations, redemption requests may be suspended, restricted or canceled and the proceeds may be withheld;
• IRS regulations require the Fund to determine and disclose on Schedule K-1 the adjusted cost basis for Redeemable Units of the Fund sold or redeemed; and
•All Redeemable Units requested to be redeemed must be beneficially owned by the Shareholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the redemption must be authorized to do so by the Shareholder of record or his or her estate, heir or beneficiary, and such Redeemable Units must be fully transferable and not subject to any liens or encumbrances. In certain cases, the Fund may ask the requesting party to provide evidence satisfactory to the Fund that the Redeemable Units requested for redemption are not subject to any liens or encumbrances. If the Fund determines that a lien exists against the Redeemable Units, the
Fund will not be obligated to redeem any Redeemable Units subject to the lien.
Mail and Telephone Instructions
The Fund and its transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized Shareholder transactions if they reasonably believe that such instructions were genuine. The Fund’s transfer agent has established reasonable procedures to confirm that instructions are genuine including requiring the Shareholder to provide certain specific identifying information on file and sending written confirmation to Shareholders of record. The Fund and the Fund’s transfer agent shall not be liable for failure by the Shareholder or its agent to properly act upon instructions in a timely manner under any circumstances. Failure by the Shareholder or its agent to notify the Fund’s transfer agent within sixty (60) calendar days from receipt of such confirmation, that the instructions were not properly acted upon or any other discrepancy will fully relieve the Fund, the Fund’s transfer agent and the financial intermediary of any liability with respect to the discrepancy.
1 Capitalized terms not defined herein shall have the meaning ascribed to them in the Partnership Agreement of the Fund.
2 Additional documentation is required if redeeming due to death, disability or divorce. Contact the Fund’s transfer agent, on the Fund’s toll-free, automated telephone line,  (833) 677-3643 for detailed instructions.
Schedule A-1

SCHEDULE A
FORM OF REDEMPTION AUTHORIZATION FORM
FOR CARLYLE PRIVATE EQUITY PARTNERS FUND, L.P. OR CPEP FEEDER, L.P.
[For Investor Units]
Use this form to request redemption of your Investor Units in Carlyle Private Equity Partners Fund, L.P. or CPEP Feeder,
L.P. (as applicable, the “Fund”).1 Please complete all sections below.

1. REDEMPTION FROM THE FOLLOWING ACCOUNT

Name(s) on the Account

Account Number	Social Security Number/TIN

Financial Advisor Name	Financial Advisor Phone Number and Email

2. REDEMPTION AMOUNT (Check one, required)
All Investor Units                     Number of Units _________________

3. REDEMPTION TYPE[2]	(Check one, required)
Standard                                   Death                                       Disability                    Divorce

4. PAYMENT INSTRUCTIONS (Select only one)
Indicate how you wish to receive your cash payment below. If you invested without a financial intermediary and an option is not selected, a check will be sent to the address on file with the General Partner. If you invested with a financial intermediary, you must select the second option below, and the redemption proceeds will be sent (via their preferred payment method) to the account at your financial intermediary from which your subscription funds were debited. All
Custodial-held and Broker-controlled accounts must include the Custodian and/or Broker/Dealer signature.
Check Mailed to the Address on file with the General Partner pursuant to your subscription agreement or any update thereto.
Redemption proceeds to the account at your financial intermediary via their preferred payment method (if a financial intermediary is on the account) or to the checking/savings account on file. (All investors investing through a financial intermediary must select this option.)

Name/Entity Name/Financial Institution	Mailing Address

City, State and Zip Code	Account Number (Required)

Direct Deposit to a bank account not on file. Please attach a pre-printed voided check. (Non-custodian investors only.)
Schedule A-2

I authorize the Fund or its agent to deposit my redemption proceeds into my checking or savings account. In the event that the Fund or its agent deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	Mailing Address (including City, State and Zip Code)

Your Bank’s ABA Routing Number	Your Bank Account Number

5. CONSIDERATIONS RELATED TO SATISFACTION OF REDEMPTIONS (Select only one)
The Redemption Program contains limitations on the number of Investor Units that can be redeemed under the
Redemption Program during any calendar quarter. In addition to these limitations, the General Partner cannot guarantee that the Fund will have sufficient funds to accommodate all redemption requests made in any applicable redemption period and the General Partner may cause the Fund to redeem fewer Investor Units than have been requested in any particular calendar quarter, or none at all. If the quarterly volume limitation is reached in any particular calendar quarter or the General Partner determines to redeem fewer Investor Units than have been requested to be redeemed in any particular calendar quarter, Investor Units submitted for redemption for such calendar quarter will be redeemed on a pro rata basis after the Fund has redeemed all Investor Units for which redemption has been requested due to death, disability or divorce and other limited exceptions. If redemption requests are reduced on a pro rata basis after the Fund has redeemed all
Investor Units for which redemption has been requested due to death, disability or divorce or other limited exceptions, you may elect (at the time of your redemption request) to either withdraw your entire request for redemption or have your request honored on a pro rata basis. If you wish to have the remainder of your initial request redeemed, you must resubmit a new redemption request for the remaining amount.
Please select one of the following options below. If an option is not selected, your redemption request will be processed on a pro rata basis, if needed.
Process my redemption request on a pro rata basis.
Withdraw (do not process) my entire redemption request if amount will be reduced on a pro rata basis.

6. AUTHORIZATION AND SIGNATURE
IMPORTANT: Signature Guarantee may be required if any of the following applies:
•Amount to be redeemed is $100,000 or more.
• The redemption is to be sent to an address other than the address we have had on file for the past thirty (30) days.
• The redemption is to be sent to an address other than the address on file.
• If there has been a change to the name in the account registration, we must have a one-and-the-same name signature guarantee. A one-and-the-same signature guarantee must state “[Previous Name] is one-and-the-same as [New
Name]” and you must sign your old and new name.
•The redemption proceeds are deposited directly according to banking instructions provided on this form. (Non-
Custodial Investors Only)

Investor Name (Please Print)	Signature	Date

Co-Investor Name (Please Print)	Signature	Date

Signature Guarantee (Affix Medallion or Signature Guarantee Stamp Below)	Custodian and/or Broker/Dealer Authorization (if applicable) _______________________________________________ Signature of Authorized Person
Schedule A-3
Please refer to the Partnership Agreement and Memorandum you received in connection with your initial investment in the Fund, for a description of the current terms of the Redemption Program. There are various limitations on your ability to request that the Fund redeems your Investor Units, including, subject to certain exceptions, the Early Redemption
Deduction if your Investor Units have been outstanding for less than two (2) years. In addition, redemptions under this
Redemption Program will be limited in any calendar quarter to 3% of the Fund’s outstanding Investor Units (either by number of Investor Units or aggregate NAV of the Fund) (including NAV attributable to any Feeder Fund and any
Parallel Fund) as of the last Business Day of the immediately preceding calendar quarter. The Fund will have no obligation to redeem Investor Units, including if the redemption would violate the restrictions on distributions under federal law or Delaware law. The General Partner may amend or suspend the Redemption Program if in its reasonable judgment it deems such action to be in the Fund’s best interest, including, but not limited to, for tax, regulatory or other structuring reasons. As a result, the Redemption Program may not be available each quarter, such as when the Redemption
Program would place an undue burden on the Fund’s liquidity, adversely affect its operations or risk having an adverse impact on the Fund that would outweigh the benefit of the Redemption Program, in each case as determined by the
General Partner in its sole discretion and in accordance with the Partnership Agreement. Redemption of Investor Units,
when requested, will generally be made quarterly. All requests for redemption must be received in good order by the
Redemption Deadline, which is no later than 4:00 p.m. ET on the last Business Day of the first month of the quarter. A
Shareholder may withdraw his or her redemption request by notifying the transfer agent, directly or through the
Shareholder’s financial intermediary, on the Fund’s toll-free, automated telephone line, (833) 677-3643. Redemption requests must be cancelled before 4:00 p.m. ET on the applicable Redemption Deadline. The General Partner cannot guarantee that the Fund will have sufficient available funds or that the Fund will otherwise be able to accommodate any or all requests made in any applicable redemption period. All questions as to the form and validity (including time of receipt)
of redemption requests and notices of withdrawal will be determined by the General Partner, in its sole discretion, and such determination shall be final and binding.
Please submit completed forms by e-mail to carlyle.ai@sscinc.com, by fax to (833) 742-3078 or by mail to:

Regular Mail: Carlyle Private Equity Partners Fund, L.P. c/o SS&C GIDS, Inc. P.O. Box 219895 Kansas City, MO 64121-9895	Direct Overnight Mail: Carlyle Private Equity Partners Fund, L.P. c/o SS&C GIDS, Inc. 801 Pennsylvania Ave., Suite 219895 Kansas City, MO 64105-1307
3 Capitalized terms not defined herein shall have the meaning ascribed to them in the Partnership Agreement of the Fund.
4 Additional documentation is required if redeeming due to death, disability or divorce. Contact the Fund’s transfer agent, on the Fund’s toll-free, automated telephone line,  (833) 677-3643 for detailed instructions.
Schedule B-1

SCHEDULE B
FORM OF REDEMPTION AUTHORIZATION FORM
FOR CARLYLE PRIVATE EQUITY PARTNERS FUND, L.P. OR CPEP FEEDER, L.P.
[For Class CG Units]
Use this form to request redemption of your Class CG Units in Carlyle Private Equity Partners Fund, L.P. or CPEP
Feeder, L.P. (as applicable, the “Fund”).3 Please complete all sections below.

1. REDEMPTION FROM THE FOLLOWING ACCOUNT

Account Number	Social Security Number/TIN

2. REDEMPTION AMOUNT (Check one, required)
All Class CG Units                     Number of Units _________________

3. REDEMPTION TYPE[4]	(Check one, required)
Standard                                   Death                                       Disability                    Divorce

4. PAYMENT INSTRUCTIONS (Select only one)
Indicate how you wish to receive your cash payment below.
Check Mailed to the Address on file with the General Partner pursuant to your subscription agreement or any update thereto.
Direct Deposit to a bank account provided in your subscription agreement or any update thereto.

I authorize the Fund or its agent to deposit my redemption proceeds into my checking or savings account. In the event that the Fund or its agent deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name/Entity Name/Financial Institution	Account Number (Required)

Direct Deposit to a bank account not on file. Please attach a pre-printed voided check.

I authorize the Fund or its agent to deposit my redemption proceeds into my checking or savings account. In the event that the Fund or its agent deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	Mailing Address (including City, State and Zip Code)

Your Bank’s ABA Routing Number	Your Bank Account Number

Schedule B-2

5. CONSIDERATIONS RELATED TO SATISFACTION OF REDEMPTIONS (Select only one)
The Redemption Program contains limitations on the number of Class CG Units that can be redeemed under the
Redemption Program during any calendar quarter. In addition to these limitations, the General Partner cannot guarantee that the Fund will have sufficient funds to accommodate all redemption requests made in any applicable redemption period and the General Partner may cause the Fund to redeem fewer Class CG Units than have been requested in any particular calendar quarter, or none at all. If the quarterly volume limitation is reached in any particular calendar quarter or the General Partner determines to redeem fewer Class CG Units than have been requested to be redeemed in any particular calendar quarter, Class CG Units submitted for redemption for such calendar quarter will be redeemed on a pro rata basis after the Fund has redeemed all Class CG Units for which redemption has been requested due to death, disability or divorce and other limited exceptions. If redemption requests are reduced on a pro rata basis after the Fund has redeemed all Class CG Units for which redemption has been requested due to death, disability or divorce or other limited exceptions, you may elect (at the time of your redemption request) to either withdraw your entire request for redemption or have your request honored on a pro rata basis. If you wish to have the remainder of your initial request redeemed, you must resubmit a new redemption request for the remaining amount.
Please select one of the following options below. If an option is not selected, your redemption request will be processed on a pro rata basis, if needed.
Process my redemption request on a pro rata basis.
Withdraw (do not process) my entire redemption request if amount will be reduced on a pro rata basis.

6. AUTHORIZATION AND SIGNATURE
IMPORTANT: Signature Guarantee may be required if any of the following applies:
•Amount to be redeemed is $100,000 or more.
• The redemption is to be sent to an address other than the address we have had on file for the past thirty (30) days.
• The redemption is to be sent to an address other than the address on file.
• If there has been a change to the name in the account registration, we must have a one-and-the-same name signature guarantee. A one-and-the-same signature guarantee must state “[Previous Name] is one-and-the-same as [New
Name]” and you must sign your old and new name.
•The redemption proceeds are deposited directly according to banking instructions provided on this form.

Investor Name (Please Print)	Signature	Date

Co-Investor Name (Please Print)	Signature	Date

Signature Guarantee (Affix Medallion or Signature Guarantee Stamp Below)	Custodian and/or Broker/Dealer Authorization (if applicable) _______________________________________________ Signature of Authorized Person
Please refer to the Partnership Agreement and Memorandum you received in connection with your initial investment in the Fund, for a description of the current terms of the Redemption Program. There are various limitations on your ability to request that the Fund redeems your Class CG Units, including, subject to certain exceptions, the Early Redemption
Deduction if your Class CG Units have been outstanding for less than two (2) years. In addition, redemptions under this
Redemption Program will be limited in any calendar quarter to 3% of the Fund’s outstanding Class CG Units (either by number of Class CG Units or aggregate NAV of the Fund) (including NAV attributable to any Feeder Fund and any
Parallel Fund) as of the last Business Day of the immediately preceding calendar quarter. The Fund will have no obligation to redeem Class CG Units, including if the redemption would violate the restrictions on distributions under federal law or Delaware law. The General Partner may amend or suspend the Redemption Program if in its reasonable judgment it deems such action to be in the Fund’s best interest, including, but not limited to, for tax, regulatory or other structuring reasons. As a result, the Redemption Program may not be available each quarter, such as when the Redemption
Schedule B-3
Program would place an undue burden on the Fund’s liquidity, adversely affect its operations or risk having an adverse impact on the Fund that would outweigh the benefit of the Redemption Program, in each case as determined by the
General Partner in its sole discretion and in accordance with the Partnership Agreement. Redemption of Class CG Units,
when requested, will generally be made quarterly. All requests for redemption must be received in good order by the
Redemption Deadline, which is no later than 4:00 p.m. ET on the last Business Day of the first month of the quarter. A
Shareholder may withdraw his or her redemption request by notifying the transfer agent, directly or through the
Shareholder’s financial intermediary, on the Fund’s toll-free, automated telephone line, (833) 677-3643. Redemption requests must be cancelled before 4:00 p.m. ET on the applicable Redemption Deadline. The General Partner cannot guarantee that the Fund will have sufficient available funds or that the Fund will otherwise be able to accommodate any or all requests made in any applicable redemption period. All questions as to the form and validity (including time of receipt)
of redemption requests and notices of withdrawal will be determined by the General Partner, in its sole discretion, and such determination shall be final and binding.
Please submit completed forms by e-mail to carlyle.ai@sscinc.com (with employee.commit@carlyle.com in copy), by fax to (833) 742-3078 or by mail to:

Regular Mail: Carlyle Private Equity Partners Fund, L.P. c/o SS&C GIDS, Inc. P.O. Box 219895 Kansas City, MO 64121-9895	Direct Overnight Mail: Carlyle Private Equity Partners Fund, L.P. c/o SS&C GIDS, Inc. 801 Pennsylvania Ave., Suite 219895 Kansas City, MO 64105-1307